EXHIBIT 4.3

ALLY CENTRAL ORIGINATING LEASE TRUST

SECURED NOTES

ACOLT 2014-SN2 INDENTURE

DATED AS OF OCTOBER 22, 2014

ALLY CENTRAL ORIGINATING LEASE TRUST

AND

CITIBANK, N.A.

AS ACOLT INDENTURE TRUSTEE

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(continued)

		Page

SECTION 3.15	Servicer’s Obligations	20
SECTION 3.16	Capital Expenditures	20
SECTION 3.17	Restricted Payments	20
SECTION 3.18	Notice of Events of Default	20
SECTION 3.19	Further Instruments and Acts	20
SECTION 3.20	ACOLT Indenture Trustee’s Release of Lien on Administrative Lease Assets and Warranty Lease Assets and Sale or Other Distribution of the Related Leased Vehicles	21
SECTION 3.21	Representations and Warranties by ACOLT to the ACOLT Indenture Trustee	21
SECTION 3.22	Maintenance of Separate Records for Each Series	22
SECTION 3.23	Compliance with the FDIC Rule	22
ARTICLE IV. SATISFACTION AND DISCHARGE		22
SECTION 4.1	Satisfaction and Discharge of ACOLT Indenture	22
SECTION 4.2	Application of Trust Money	23
SECTION 4.3	Repayment of Monies Held by Paying Agent	23
SECTION 4.4	Duration of Position of ACOLT Indenture Trustee	24
ARTICLE V. DEFAULT AND REMEDIES		24
SECTION 5.1	Events of Default	24
SECTION 5.2	Acceleration of Maturity; Rescission and Annulment	25
SECTION 5.3	Collection of Indebtedness and Suits for Enforcement by ACOLT Indenture Trustee	26
SECTION 5.4	Remedies; Priorities	28
SECTION 5.5	Optional Preservation of the Lease Assets	30
SECTION 5.6	Limitation of Suits	30
SECTION 5.7	Unconditional Rights of the Secured Noteholders to Receive Principal and Interest	31
SECTION 5.8	Restoration of Rights and Remedies	31
SECTION 5.9	Rights and Remedies Cumulative	31
SECTION 5.10	Delay or Omission, Not a Waiver	31
SECTION 5.11	Control by the Secured Noteholders	31
SECTION 5.12	Waiver of Past Defaults	32

(continued)

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EXHIBIT A	FORM OF SECURED NOTE
EXHIBIT B	FORM OF TRANSFER CERTIFICATE
EXHIBIT C	FORM OF CERTIFICATION
EXHIBIT D	SECURED NOTE REGISTER
EXHIBIT E	SERVICING CRITERIA TO BE ADDRESSED IN ACOLT INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

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THIS ACOLT 2014-SN2 INDENTURE, dated as of October 22, 2014 (this “ACOLT Indenture”), is between ALLY CENTRAL ORIGINATING LEASE TRUST, a Delaware statutory trust (“ACOLT”), and CITIBANK, N.A., a national banking association, as indenture trustee (as ACOLT Indenture Trustee and not in its individual capacity, the “ACOLT Indenture Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Secured Notes:

GRANTING CLAUSE

ACOLT hereby Grants to the ACOLT Indenture Trustee, for the equal and ratable benefit of each Holder of a Secured Note, a security interest in, and its transfer, assignment and conveyance of, without recourse, the following:

(i) all right, title and interest of ACOLT in, to and under the Lease Assets listed on the Lease Assets Schedule attached as Schedule A to the Sale and Contribution Agreement, all beneficial interest in the Leased Vehicles related to the Lease Assets under the VAULT Trust Agreement, and all monies due thereunder on and after the Cutoff Date and with respect to the related Leased Vehicles, to the extent permitted by law, all accessions thereto;

(ii) the interest of ACOLT in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the Leased Vehicles or Lessees related to the Lease Assets;

(iii) the interest of ACOLT in any proceeds from recourse against Dealers on the Lease Assets;

(iv) all right, title and interest of ACOLT in, to and under the Lease Assets Assignment;

(v) all right, title and interest of ACOLT in, to and under the VAULT Trust Agreement (solely with respect to the Leased Vehicles related to Lease Assets);

(vi) all right, title and interest of ACOLT in, to and under any ACOLT Transaction Document;

(vii) all right, title and interest of ACOLT in, to and under the funds on deposit from time to time in the ACOLT Designated Accounts, including all ACOLT Designated Account Property; and

(viii) the present and future claims, demands, causes and choses in action in respect of any or all the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all the foregoing, including all proceeds of the conversion of any or all of the foregoing, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, investment property, payment intangibles, general intangibles, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, and together with the Direct ACOLT Pledge, the “ACOLT Collateral”).

In addition, to the extent that, notwithstanding the terms of the VAULT Trust Agreement and the Statutory Trust Act, ACOLT is deemed to hold a direct ownership interest in the legal title to any Leased Vehicle related to the Lease Assets (and not merely a beneficial interest in VAULT representing an interest in the legal title to such Leased Vehicle), ACOLT hereby grants, equally and ratably, to each Secured Noteholder a security interest in all of ACOLT’s rights in such Leased Vehicle, to secure its obligations under the ACOLT Indenture (the assets pledged under such security interest, the “Direct ACOLT Pledge”). The Direct ACOLT Pledge shall constitute part of the ACOLT Collateral for all purposes hereunder, and each Secured Noteholder, by its acceptance thereof, hereby appoints the ACOLT Indenture Trustee as its agent to act with respect to the Direct ACOLT Pledge as it is required to act with respect to the remainder of the ACOLT Collateral in accordance with this ACOLT Indenture.

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Secured Notes, equally and ratably without prejudice, priority or distinction among the Holders of the Secured Notes and to secure compliance with the provisions of this ACOLT Indenture, all as provided in this ACOLT Indenture. This ACOLT Indenture constitutes a security agreement under the UCC.

The foregoing Grant includes all rights, powers and options (but none of the obligations, if any) of ACOLT under any agreement or instrument included in the ACOLT Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Lease Assets included in the ACOLT Collateral and all other monies payable under the ACOLT Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of ACOLT or otherwise and generally to do and receive anything that ACOLT is or may be entitled to do or receive under or with respect to the ACOLT Collateral.

ACOLT hereby Grants to AART a security interest (the “Junior Security Interest”) in, without recourse, all ACOLT Collateral now owned or at any time hereafter acquired by ACOLT or in which ACOLT now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the AART Collection Account Shortfall Amounts. Notwithstanding the foregoing, AART agrees that, until such time (such time being the “Senior Repayment Time”) as all principal of and interest on the Secured Notes (“Senior Secured Obligations”) shall have been paid in full, AART (1) shall have no right by reason of the Junior Security Interest to exercise any right, remedy or power with respect to any portion of the ACOLT Collateral, except that AART shall be entitled to take such actions as it may deem necessary or desirable to assert or defend the existence, validity, perfection and second priority of the Junior Security Interest and the right of AART to the ACOLT Collateral following the Senior Repayment Time, (2) shall be fully subordinate to the right, title and interest of the Secured Noteholders and the ACOLT Indenture Trustee in and to the ACOLT Collateral, notwithstanding the date, manner or order of grant, attachment or perfection of any lien on the ACOLT Collateral, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any ACOLT Transaction Document or any other circumstance whatsoever, (3) agrees not to accept any direct payment or distribution of any kind (whether in cash or property) in respect of the ACOLT Collateral so long as any Senior Secured Obligations remain outstanding or the Secured Noteholders or the ACOLT Indenture Trustee has any right, title or interest in the ACOLT Collateral, (4) waives all notice of subordination and consents to reliance by the ACOLT Indenture Trustee and the Secured Noteholders upon its agreements in this Section, (5) waives any right to require the ACOLT Indenture Trustee to marshal any property (including the ACOLT Collateral) before enforcing its rights under the ACOLT Indenture or under any portion of the ACOLT Collateral and (6) shall not contest the validity, perfection, priority or enforceability of the lien or security interest of the ACOLT Indenture Trustee in the ACOLT Collateral created under the ACOLT Indenture (this paragraph, the “Junior Security Interest Paragraph”).

Furthermore, on the Closing Date, VAULT shall grant a security interest in the VAULT Pledged Collateral to each Secured Noteholder, to the extent set forth in the VAULT Security Agreement. The VAULT Pledged Collateral shall constitute part of the ACOLT Trust Estate for all purposes hereunder, and each Secured Noteholder, by its acceptance thereof, hereby appoints the ACOLT Indenture Trustee as its agent to act with respect to the VAULT Pledged Collateral as it is required to act with respect to the remainder of the ACOLT Trust Estate in accordance with this ACOLT Indenture.

The Holders of the Secured Notes shall enjoy solely the security of the ACOLT Trust Estate and shall have no recourse to the assets included in the Series Portfolio securing any other Series of Secured Notes or any other assets of ACOLT.

The ACOLT Indenture Trustee, as indenture trustee on behalf of each Holder of the Secured Notes, acknowledges such Grant and accepts the trusts under this ACOLT Indenture in accordance with the provisions of this ACOLT Indenture.

ARTICLE I.

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.1 Definitions; Rules of Construction. Capitalized terms used in this ACOLT Indenture but not defined herein are defined in and shall have the meanings assigned to them in Part I of Appendix A to the Administration Agreement, dated as of October 22, 2014, by and among Ally Auto Assets LLC (“Ally Auto”), Ally Financial Inc. and Ally Auto Receivables Trust 2014-SN2, or, if not defined therein, shall have the meanings assigned to them in the ACOLT Program Definitions set forth in Part I of Exhibit I to the Declaration of Trust, dated as of April 7, 2010 (as amended, modified or supplemented from time to time, the “Declaration of Trust”), by Deutsche Bank Trust Company Delaware, as ACOLT Owner Trustee, and acknowledged, accepted and agreed by Ally Central Originating Lease LLC (“ACOL LLC”), as Residual Certificateholder. All references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits of this ACOLT Indenture unless otherwise specified. All terms defined in this ACOLT Indenture shall have the defined meanings when used in any certificate, notice, Secured Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of Appendix A to the Administration Agreement shall be applicable to this ACOLT Indenture.

SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this ACOLT Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this ACOLT Indenture. The following TIA terms used in this ACOLT Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission;

“indenture securities” means the Secured Notes;

“indenture security holder” means a Secured Noteholder;

“indenture to be qualified” means this ACOLT Indenture;

“indenture trustee” means the ACOLT Indenture Trustee;

“obligor” on the indenture securities means ACOLT and any other obligor on the indenture securities.

All other TIA terms used in this ACOLT Indenture that are defined by the TIA, defined by reference to another statute or defined by a Commission rule have the respective meanings assigned to them by such definitions.

ARTICLE II.

THE SECURED NOTES

SECTION 2.1 Form.

(a) Each Secured Note, together, in each case, with the ACOLT Indenture Trustee’s certificate of authentication, shall be substantially in the form set forth in Exhibit A, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this ACOLT Indenture, and such Secured Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the officers executing such Secured Notes, as evidenced by their execution of the Secured Notes, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which such Secured Notes may be listed or to conform to usage. Any portion of the text of any Secured Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Secured Note. The Secured Notes shall be secured by the ACOLT Trust Estate as set forth in this ACOLT Indenture.

(b) The Secured Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Secured Notes, as evidenced by their execution of such Secured Notes.

(c) Each Secured Note shall be issued in the initial Secured Note Principal Balance set forth on the face thereof, which shall each be equal to 50% of the product of (x) the Secured Note Percentage and (y) the sum of the Initial ABS Values of the Lease Assets (with respect to each Secured Note, the “Initial Secured Note Principal Balance”).

(d) The terms of the Secured Notes as provided for in Exhibit A are part of the terms of this ACOLT Indenture.

SECTION 2.2 Execution, Authentication and Delivery.

(a) Each Secured Note shall be dated the date of its authentication and shall be issuable as a registered Secured Note.

(b) The Secured Notes shall be executed on behalf of ACOLT by any of its Authorized Officers. The signature of any such Authorized Officer on the Secured Notes may be manual or facsimile.

(c) Secured Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of ACOLT shall bind ACOLT, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Secured Notes or did not hold such office at the date of such Secured Notes.

(d) The ACOLT Indenture Trustee, in exchange for the Grant of the ACOLT Collateral, simultaneously with the Grant to the ACOLT Indenture Trustee of the ACOLT Collateral, and the constructive delivery to the ACOLT Indenture Trustee of the Lease Assets and the other components and assets of the ACOLT Collateral, shall cause to be authenticated and delivered to or upon the order of ACOLT, the Secured Notes.

(e) No Secured Notes shall be entitled to any benefit under this ACOLT Indenture or be valid or obligatory for any purpose, unless there appears on such Secured Note a certificate of authentication substantially in the form set forth in Exhibit A executed by the ACOLT Indenture Trustee by the manual signature of one of its Authorized Officers, and such certificate upon any Secured Note shall be conclusive evidence, and the only evidence, that such Secured Note has been duly authenticated and delivered hereunder.

SECTION 2.3 Registration; Registration of Transfer and Exchange of Secured Notes.

(a) ACOLT shall cause to be kept the Secured Note Register, in the form attached hereto as Exhibit D, comprising separate registers for each of the Secured Notes, in which, subject to such reasonable regulations as ACOLT may prescribe, ACOLT shall provide for the registration of the Secured Notes and the registration of transfers and exchanges of the Secured Notes. The ACOLT Indenture Trustee shall initially be the Secured Note Registrar for the purpose of registering the Secured Notes and transfers or exchanges of the Secured Notes as herein provided. Upon any resignation of any Secured Note Registrar, ACOLT shall promptly appoint a successor Secured Note Registrar or, if it elects not to make such an appointment, assume the duties of the Secured Note Registrar.

(b) If a Person other than the ACOLT Indenture Trustee is appointed by ACOLT as Secured Note Registrar, ACOLT will give the ACOLT Indenture Trustee prompt written notice of the appointment of such Secured Note Registrar and of the location, and any change in the location, of the Secured Note Register. The ACOLT Indenture Trustee shall have the right to inspect the Secured Note Register at all reasonable times and to obtain copies thereof. The ACOLT Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Secured Note Registrar by a Responsible Officer thereof as to the names and addresses of the Secured Noteholders and the Secured Note Principal Balances and number of such Secured Notes.

(c) Upon surrender for registration of transfer of any Secured Note at the Corporate Trust Office of the ACOLT Indenture Trustee or Agency Office of ACOLT (and following the delivery, in the former case, of such Secured Notes to ACOLT by the ACOLT Indenture Trustee), ACOLT shall execute, the ACOLT Indenture Trustee shall authenticate and the Secured Noteholder shall obtain from the ACOLT Indenture Trustee, in the name of the designated transferee or transferees, one or more new Secured Notes in any authorized denominations, of a like Secured Note Principal Balance.

(d) At the option of the Secured Noteholder, Secured Notes may be exchanged for other Secured Notes in any authorized denominations, of a like Secured Note Principal Balance, upon surrender of such Secured Notes to be exchanged at the Corporate Trust Office of the ACOLT Indenture Trustee or the Agency Office of ACOLT (and following the delivery of such Secured Notes to ACOLT by the ACOLT Indenture Trustee), ACOLT shall execute, and the ACOLT Indenture Trustee shall authenticate and the Secured Noteholder shall obtain from the ACOLT Indenture Trustee, such Secured Notes which the Secured Noteholder making the exchange is entitled to receive.

(e) All Secured Notes issued upon any registration of transfer or exchange of other Secured Notes shall be the valid obligations of ACOLT, evidencing the same debt, and entitled to the same benefits under this ACOLT Indenture, as the Secured Notes surrendered upon such registration of transfer or exchange.

(f) Every Secured Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the ACOLT Indenture Trustee and the Secured Note Registrar, duly executed by the Holder thereof or such Holder’s attorney in fact duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city in which the Corporate Trust Office of the ACOLT Indenture Trustee is located, or by a member firm of a national securities exchange, and such other documents as the ACOLT Indenture Trustee may require.

(g) No service charge shall be made to a Holder for any registration of transfer or exchange of Secured Notes, but ACOLT or the ACOLT Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Secured Notes, other than exchanges pursuant to Section 9.6 not involving any transfer.

(h) By acquiring a Secured Note or any interest therein, each purchaser and transferee shall be deemed to represent and warrant that either (a) it is not acquiring the Secured Note with the plan assets of a Benefit Plan or other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (b) the acquisition and holding of the Secured Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

(i) The preceding provisions of this Section 2.3 notwithstanding, ACOLT shall not be required to transfer or make exchanges, and the Secured Note Registrar need not register transfers or exchanges, of (i) Secured Notes that have been selected for redemption pursuant to Article X, if applicable, (ii) Secured Notes that are due for final payment within fifteen (15) days of submission to the Corporate Trust Office or the Agency Office, or (iii) Secured Notes if Section 2.11 shall not have been complied with in connection with any transfer or exchange thereof.

SECTION 2.4 Mutilated, Destroyed, Lost or Stolen Secured Notes.

(a) If (i) any mutilated Secured Note is surrendered to the ACOLT Indenture Trustee, or the ACOLT Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Secured Note, and (ii) there is delivered to ACOLT and the ACOLT Indenture Trustee such security or indemnity as may be required by each such Person to hold each such Person harmless, then, in the absence of notice to ACOLT, the Secured Note Registrar or the ACOLT Indenture Trustee that such Secured Note has been acquired by a protected purchaser, ACOLT shall execute and upon ACOLT’s request the ACOLT Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Secured Note, a replacement Secured Note of a like Secured Note Principal Balance; provided, however, that if any such destroyed, lost or stolen Secured Note, but not a mutilated Secured Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Secured Note, ACOLT may make payment to the Holder of such destroyed, lost or stolen Secured Note when so due or payable or upon the Redemption Date, if applicable, without surrender thereof.

(b) If, after the delivery of a replacement Secured Note or payment in respect of a destroyed, lost or stolen Secured Note pursuant to Section 2.4(a), a protected purchaser of the original Secured Note in lieu of which such replacement Secured Note was issued presents for payment such original Secured Note, ACOLT and the ACOLT Indenture Trustee shall be entitled to recover such replacement Secured Note (or such payment) from (i) any Person to whom it was delivered, (ii) the Person taking such replacement Secured Note from the Person to whom such replacement Secured Note was delivered; or (iii) any assignee of such Person, except a protected purchaser, and ACOLT and the ACOLT Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by ACOLT or the ACOLT Indenture Trustee in connection therewith.

(c) In connection with the issuance of any replacement Secured Note under this Section 2.4, ACOLT may require the payment by the Holder of such Secured Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including all fees and expenses of the ACOLT Indenture Trustee) connected therewith.

(d) Any duplicate Secured Note issued pursuant to this Section 2.4 in replacement for any mutilated, destroyed, lost or stolen Secured Note shall constitute an original additional contractual obligation of ACOLT, whether or not the mutilated, destroyed, lost or stolen Secured Note shall be found at any time or be enforced by any Person, and shall be entitled to all the benefits of this ACOLT Indenture equally and proportionately with any and all other Secured Notes duly issued hereunder.

(e) The provisions of this Section 2.4 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Secured Notes.

SECTION 2.5 Payment of Principal and Interest.

(a) Each Secured Note shall accrue interest from and including the Closing Date on the Secured Note Principal Balance of such Secured Note, until but excluding the date on which the Secured Note Principal Balance of such Secured Note is reduced to zero. Interest shall accrue on each Secured Note at the Secured Note Rate. On each Distribution Date, each Secured Note shall be paid interest in an amount equal to the Secured Note Interest Distributable Amount payable to such Secured Note in accordance with Section 3.03(c)(ii) of the Servicing Agreement on such Distribution Date. Any installment of interest payable on the Secured Notes shall be punctually paid or duly provided for with funds set aside in the ACOLT Collection Account on the applicable Distribution Date and shall be paid to the Person in whose name such Secured Note is registered in the Secured Note Register on the applicable Record Date, by wire transfer in immediately available funds to the account or accounts designated in writing by such Holder to the ACOLT Indenture Trustee on or prior to the related Record Date. For so long as the AART Indenture Trustee is the Person in whose name a Secured Note is registered, such account shall be the AART Collection Account.

(b) To the extent of funds available therefor, the outstanding principal amount of each Secured Note shall be paid in installments on each Distribution Date, in the amounts and in accordance with the priorities set forth in Section 3.03(c)(iii) of the Servicing Agreement. The outstanding principal amount of the Secured Notes shall be due and payable in full on the Final Scheduled Distribution Date. All principal payments on the Secured Notes shall be made pro rata to the Secured Noteholders, as provided in Section 3.03(c)(iii) of the Servicing Agreement. Any installment of principal payable on any Secured Note shall be punctually paid or duly provided for with funds set aside in the ACOLT Collection Account established with respect to the Lease Assets on the applicable Distribution Date and shall be paid to the Person in whose name such Secured Note is registered in the Secured Note Register on the applicable Record Date by wire transfer in immediately available funds to the account or accounts designated by such Holder on or prior to the related Record Date, except for the Redemption Price for the Secured Notes redeemed pursuant to Section 10.1, which shall be payable as provided herein. For so long as the AART Indenture Trustee is the Person in whose name a Secured Note is registered, such account shall be the AART Collection Account. The funds represented by any such wire transfers in respect of interest or principal returned undelivered shall be held in accordance with Section 3.3.

(c) From and after the occurrence of an Event of Default and a declaration in accordance with Section 5.2(a) that the Secured Notes have become immediately due and payable, until such time as all Events of Default have been cured or waived as provided in Section 5.2(b), all interest and principal payments shall be allocated pro rata among the Holders of all of the Secured Notes on the basis of the Secured Note Principal Balances of Secured Notes held by such Holders.

(d) With respect to any Distribution Date on which the final instalment of principal and interest on a Secured Note is to be paid, the ACOLT Indenture Trustee on behalf of ACOLT shall notify each Secured Noteholders of record as of the Record Date for such Distribution Date of the fact that the final instalment of principal and interest on such Secured Note is to be paid on such Distribution Date. With respect to any Secured Notes, such notice shall be sent not later than three (3) Business Days after such Record Date in accordance with Section 11.5(a), and shall specify that such final instalment shall be payable only upon presentation and surrender of such Secured Note and shall specify the place where such Secured Note may be presented and surrendered for payment of such instalment and the manner in which such payment shall be made.

(e) All payments of principal and interest on the Secured Notes and the AART Collection Account Shortfall Amounts shall be made by the ACOLT Indenture Trustee from the ACOLT Collection Account solely pursuant to the calculations and written direction of the Servicer in accordance with Section 3.03(a) of the Servicing Agreement.

SECTION 2.6 Persons Deemed Secured Noteholders. Prior to due presentment for registration of transfer of any Secured Note, ACOLT, the ACOLT Indenture Trustee and any agent of ACOLT or the ACOLT Indenture Trustee shall treat the Person in whose name any Secured Note is registered in the Secured Note Register (as of the day of determination) as the Secured Noteholder for the purpose of receiving payments of principal of and interest on such Secured Note and for all other purposes whatsoever, whether or not such Secured Note be overdue, and neither ACOLT, the ACOLT Indenture Trustee nor any agent of ACOLT or the ACOLT Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.7 Cancellation of Secured Notes. All Secured Notes surrendered for payment, redemption, exchange or registration of transfer shall, if surrendered to any Person other than the ACOLT Indenture Trustee, be delivered to the ACOLT Indenture Trustee and shall be promptly canceled by the ACOLT Indenture Trustee. ACOLT may at any time deliver to the ACOLT Indenture Trustee for cancellation any Secured Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Secured Notes so delivered shall be promptly canceled by the ACOLT Indenture Trustee. No Secured Notes shall be authenticated in lieu of or in exchange for any Secured Notes canceled as provided in this Section 2.7, except as expressly permitted by this ACOLT Indenture. All canceled Secured Notes may be held or disposed of by the ACOLT Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless ACOLT shall direct by an ACOLT Order that they be destroyed or returned to it; provided, however, that such ACOLT Order is timely and the Secured Notes have not been previously disposed of by the ACOLT Indenture Trustee. The ACOLT Indenture Trustee shall certify to ACOLT upon request that surrendered Secured Notes have been duly canceled and retained or destroyed, as the case may be.

SECTION 2.8 Release of ACOLT Trust Estate. The ACOLT Indenture Trustee shall not release property from the Lien of this ACOLT Indenture and the VAULT Security Agreement, other than as permitted by Sections 3.20, 8.4 and 11.1, and then only upon receipt of an ACOLT Request accompanied by an Officer’s Certificate, an Opinion of Counsel (to the extent required by the TIA) and Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1).

SECTION 2.9 Seller, Ally Auto, the Issuing Entity and the AART Indenture Trustee as Secured Noteholders. Each of the Seller, Ally Auto, the Issuing Entity and the AART Indenture Trustee, in their individual or any other capacity, may become the owner or pledgee of Secured Notes and may otherwise deal with ACOLT or its affiliates with the same rights it would have if it were not the Seller or the AART Indenture Trustee, as applicable, or, with respect to Ally Auto or the Issuing Entity, an Affiliate of the Seller.

SECTION 2.10 [RESERVED].

SECTION 2.11 Private Placement of Secured Notes.

(a) None of the Secured Notes has been or will be registered under the Securities Act, or the securities laws of any other jurisdiction. Consequently, the Secured Notes are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein. The Secured Notes or an interest in the Secured Notes are being sold in a private placement pursuant to Section 4(2) of the Securities Act on the date hereof. Thereafter, no further sale, pledge or other transfer of any Secured Note (or interest therein) may be made by any Person unless either (i) such sale, pledge or other transfer is made to an institutional investor that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an “Institutional Accredited Investor”), that executes a certificate, in the form attached hereto as Exhibit B or otherwise in form and substance satisfactory to the ACOLT Indenture Trustee and the Servicer, to the effect that (A) it is an Institutional Accredited Investor acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that, if so requested by the Servicer or the ACOLT Indenture Trustee, executes a certificate in the form of Exhibit B, and (B) it is aware that the transferor of such Secured Note intends to rely on the exemption from the registration requirements of the Securities Act provided by Rule 501 under the Securities Act, (ii) so long as such Secured Note is eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), such sale, pledge or other transfer is made to a “qualified institutional buyer” as defined in Rule 144A (a “Qualified Institutional Buyer”), that executes a certificate, in the form attached hereto as Exhibit B or otherwise in form and substance satisfactory to the ACOLT Indenture Trustee and the Servicer, to the effect that (A) it is a Qualified Institutional Buyer acting for its own account or the accounts of other Qualified Institutional Buyers, and (B) it is aware that the transferor of such Secured Note intends to rely on the exemption from the registration requirements of the Securities Act provided by Rule 144A, or (iii) such sale, pledge or other transfer is made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case (A) the ACOLT Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the ACOLT Indenture Trustee and the Servicer in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the ACOLT Indenture Trustee and the Servicer, and (B) the ACOLT Indenture Trustee shall require a written opinion of counsel (which shall not be at the expense of the ACOLT Indenture Trustee) satisfactory to the Servicer and the ACOLT Indenture Trustee to the effect that such transfer will not violate the Securities Act. Neither the Servicer nor the ACOLT Indenture Trustee shall register any of the Secured Notes under the Securities Act, qualify any of the Secured Notes under the securities laws of any State or provide registration rights to any purchaser or holder thereof.

(b) Each Secured Note shall bear a legend to the effect set forth in Section 2.11(a) above.

ARTICLE III.

COVENANTS

SECTION 3.1 Payment of Principal and Interest and Other Amounts. ACOLT shall duly and punctually pay the principal of and interest on the Secured Notes and the AART Collection Account Shortfall Amount in accordance with the terms of the Transaction Documents. On each Distribution Date and on the Redemption Date (if applicable), ACOLT shall cause amounts on deposit in the ACOLT Collection Account to be paid to the Secured Noteholders in accordance with Sections 2.5 and 8.2 and with Section 3.03 of the Servicing Agreement, less amounts properly withheld under the Code by any Person from a payment to any Secured Noteholder of interest or principal. Any amounts so withheld shall be considered as having been paid by ACOLT to such Secured Noteholder for all purposes of this ACOLT Indenture.

SECTION 3.2 Maintenance of Agency Office. As long as any of the Secured Notes remains outstanding, ACOLT shall maintain in the Borough of Manhattan, The City of New York, an office (the “Agency Office”), being an office or agency where Secured Notes may be surrendered to ACOLT for registration of transfer or exchange, and where notices and demands to or upon ACOLT in respect of the Secured Notes and this ACOLT Indenture may be served. ACOLT hereby initially appoints the ACOLT Indenture Trustee to serve as its agent for the foregoing purposes. ACOLT shall give prompt written notice to the ACOLT Indenture Trustee of the location, and of any change in the location, of the Agency Office. If at any time ACOLT shall fail to maintain any such office or agency or shall fail to furnish the ACOLT Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the ACOLT Indenture Trustee, and ACOLT hereby appoints the ACOLT Indenture Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.3 Money for Payments to Be Held in Trust.

(a) As provided in Section 8.2(a) and (b), all payments of amounts due and payable with respect to any Secured Notes that are to be made from amounts withdrawn from the ACOLT Collection Account pursuant to Section 3.03 of the Servicing Agreement shall be made on behalf of ACOLT by the ACOLT Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the ACOLT Collection Account for payments of such Secured Notes shall be paid over to ACOLT except as provided in this Section 3.3.

(b) On or before the Redemption Date, ACOLT shall cause the Servicer to deposit into the ACOLT Collection Account, pursuant to Section 7.01 of the Servicing Agreement, the Optional Purchase Price. On or before each Distribution Date, ACOLT shall deposit or cause to be deposited in the ACOLT Collection Account, pursuant to Section 3.03(b) of the Servicing Agreement, an aggregate sum sufficient to pay the amounts then becoming due with respect to the Secured Notes and the AART Collection Account Shortfall Amount, such sum to be held in trust for the benefit of the Persons entitled thereto.

(c) ACOLT shall cause each Paying Agent other than the ACOLT Indenture Trustee to execute and deliver to the ACOLT Indenture Trustee an instrument in which such Paying Agent shall agree with the ACOLT Indenture Trustee (and if the Servicer acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:

(i) hold all sums held by it for the payment of amounts due with respect to the Secured Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the ACOLT Indenture Trustee notice of any default by ACOLT (or any other obligor upon the Secured Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Secured Notes;

(iii) at any time during the continuance of any such default, upon the written request of the ACOLT Indenture Trustee, forthwith pay to the ACOLT Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the ACOLT Indenture Trustee all sums held by it in trust for the payment of the Secured Notes if at any time it ceases to meet the standards required to be met by a Paying Agent in effect at the time of determination; and

(v) comply with all requirements of the Code (and any corresponding provision of State, local, and non-U.S. tax law) with respect to the withholding from any payments made by it on the Secured Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(d) ACOLT may at any time, for the purpose of obtaining the satisfaction and discharge of this ACOLT Indenture or for any other purpose, by an ACOLT Order direct any

Paying Agent to pay to the ACOLT Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by ACOLT Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the ACOLT Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e) Subject to applicable laws with respect to escheat of funds, any distribution to any Secured Noteholder returned to the ACOLT Indenture Trustee or any Paying Agent for any reason, held by the ACOLT Indenture Trustee or such Paying Agent in trust for the payment of any amount due with respect to any Secured Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to ACOLT by the ACOLT Indenture Trustee or such Paying Agent to ACOLT upon receipt of an ACOLT Request; and such Secured Noteholder shall thereafter, as an unsecured general creditor, look only to ACOLT for payment thereof (but only to the extent of the amounts so paid to ACOLT), and all liability of the ACOLT Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the ACOLT Indenture Trustee or such Paying Agent, before being required to make any such payment, may at the expense of ACOLT cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to ACOLT. The ACOLT Indenture Trustee may also adopt and employ, at the expense of ACOLT, any other reasonable means of notification of such payment (including mailing notice of such repayment of any Secured Noteholder whose right to or interest in monies due and payable but not claimed is determinable from the records of the Secured Note Registrar, at the last address of record for each Secured Noteholder).

SECTION 3.4 Existence. ACOLT shall keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor trust hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case ACOLT shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this ACOLT Indenture, the Secured Notes, the ACOLT Collateral and each other instrument or agreement included in the ACOLT Trust Estate.

SECTION 3.5 Protection of ACOLT Trust Estate; Acknowledgment of Pledge.

(a) ACOLT shall from time to time execute and deliver all such supplements and amendments hereto and authorize or execute, as applicable, and deliver all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

(i) maintain or preserve the Lien (and the priority thereof) of this ACOLT Indenture or carry out more effectively the purposes hereof, including by making the necessary filings of financing statements or amendments thereto within sixty (60) days after the occurrence of any of the following and by promptly notifying the ACOLT Indenture Trustee in writing of any such filings: (A) any change in ACOLT’s true legal name or any of its trade names, (B) any change in the location of ACOLT’s jurisdiction of organization, (C) any merger or consolidation or other change in ACOLT’s identity or organizational structure or jurisdiction of organization in which ACOLT is located for purposes of the UCC and (D) any other change or occurrence that would make any financing statement or amendment thereto seriously misleading within the meaning of Section 9-506 of the UCC;

(ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this ACOLT Indenture and the priority thereof;

(iii) enforce the rights of the ACOLT Indenture Trustee and the Secured Noteholders in the ACOLT Trust Estate; or

(iv) preserve and defend title to the ACOLT Trust Estate and the rights of the ACOLT Indenture Trustee and the Secured Noteholders in such ACOLT Trust Estate against the claims of all Persons and parties;

and ACOLT hereby designates the ACOLT Indenture Trustee its agent and attorney-in-fact to authorize and execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.5.

(b) ACOLT hereby authorizes the ACOLT Indenture Trustee to file all financing statements, continuation statements or other instruments naming ACOLT as debtor that are necessary or advisable to perfect, make effective or continue the lien and security interest of this ACOLT Indenture and the VAULT Security Agreement with respect to the ACOLT Trust Estate, and authorizes the ACOLT Indenture Trustee to take any such action without its signature.

SECTION 3.6 Opinions as to ACOLT Collateral.

(a) On the Closing Date, ACOLT shall furnish to the ACOLT Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the authorization and filing of any financing statements and continuation statements as are necessary to perfect and make effective the Lien of this ACOLT Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

(b) On or before March 15 of each calendar year, beginning March 15, 2015 (or, if such date is not a Business Day, the next succeeding Business Day), ACOLT shall furnish to the ACOLT Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the authorization and filing of any financing statements and continuation statements as is necessary to maintain the Lien created by this ACOLT Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the Lien created by this ACOLT Indenture. Such Opinion of Counsel shall also describe the authorization and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Lien of this ACOLT Indenture until March 15 of the following calendar year.

SECTION 3.7 Performance of Obligations; Servicing of Lease Assets.

(a) ACOLT shall not take any action and shall use its reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the ACOLT Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as otherwise expressly provided in this ACOLT Indenture, any other ACOLT Transaction Document or such other instrument or agreement.

(b) ACOLT may contract with other Persons to assist it in performing its duties under this ACOLT Indenture, and any performance of such duties by a Person identified to the ACOLT Indenture Trustee in the ACOLT Transaction Documents or an Officer’s Certificate of ACOLT shall be deemed to be action taken by ACOLT. Initially, ACOLT has contracted with the Servicer to assist ACOLT in performing its duties under this ACOLT Indenture. No such delegation shall relieve ACOLT of its responsibilities with respect to such duties.

(c) ACOLT shall punctually perform and observe all of its obligations and agreements contained in this ACOLT Indenture, any other ACOLT Transaction Documents and in the instruments and agreements included in the ACOLT Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed under the terms of this ACOLT Indenture and any other ACOLT Transaction Document in accordance with and within the time periods provided for herein or therein.

(d) If ACOLT shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, ACOLT shall promptly (and in any event within five (5) Business Days) notify the ACOLT Indenture Trustee and the Secured Noteholders and the Rating Agencies (if any Rated Notes are outstanding) in writing thereof, and shall specify in such notice the response or action, if any, ACOLT has taken or is taking with respect to such default. If any such Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Lease Assets, ACOLT and the ACOLT Indenture Trustee shall take all reasonable steps available to them pursuant to the Servicing Agreement (with respect to the ACOLT Indenture Trustee, in accordance with Section 6.2(h) of this ACOLT Indenture) to remedy such failure.

(e) Without derogating from the absolute nature of the assignment granted under this ACOLT Indenture with respect to the ACOLT Collateral and under the VAULT Security Agreement with respect to the VAULT Pledged Collateral or the rights of the ACOLT Indenture Trustee and the Secured Noteholders hereunder or under the VAULT Security Agreement, ACOLT agrees that it shall not, without the prior written consent of the ACOLT Indenture Trustee and the Secured Noteholders, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any assets included in the ACOLT Trust Estate, or waive timely performance or observance by any party under any of the ACOLT Transaction Documents.

SECTION 3.8 Negative Covenants. So long as any Secured Notes are Outstanding, ACOLT shall not:

(a) sell, transfer, exchange or otherwise dispose of any of the properties or assets included in the ACOLT Trust Estate, except ACOLT may cause the Servicer to: (i) collect, liquidate, sell or otherwise dispose of ACOLT’s interest in the Lease Assets (including any Warranty Lease Assets, Administrative Lease Assets, and Liquidating Lease Assets, and any related Leased Vehicles); (ii) make cash payments out of the ACOLT Designated Accounts and Payment Ahead Servicing Account; and (iii) take other actions, in each case as permitted by the Transaction Documents;

(b) claim any credit on, or make any deduction from the principal and interest payable in respect of Secured Notes (other than amounts withheld from such payments under the Code or applicable State, local or non-U.S. tax law) or assert any claim against any present or former Secured Noteholder by reason of the payment of the taxes levied or assessed upon any part of the ACOLT Trust Estate;

(c) voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs or any other event specified in Section 5.1(f); or

(d) either (i) permit the validity or effectiveness of this ACOLT Indenture or any other ACOLT Transaction Documents to be impaired, or permit the Lien of this ACOLT Indenture in the related ACOLT Collateral or the Lien of the VAULT Security Agreement in the VAULT Pledged Collateral to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Secured Notes under this ACOLT Indenture except as may be expressly permitted hereby, (ii) permit any Lien (other than the Lien of this ACOLT Indenture in the ACOLT Collateral and the Lien of the VAULT Security Agreement in the VAULT Pledged Collateral) to be created on or extend to or otherwise arise upon or burden the ACOLT Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on a Leased Vehicle and arising solely as a result of an action or omission of the related Obligor) or (iii) permit the Lien of this ACOLT Indenture not to constitute a valid first priority perfected security interest in the ACOLT Collateral or the Lien of the VAULT Security Agreement not to constitute a valid first priority perfected security interest in the VAULT Pledged Collateral (in each case, other than with respect to any such tax, mechanics’ or other lien that arises by operation of law).

SECTION 3.9 Annual Statement as to Compliance. Until the Secured Notes have been paid in full, ACOLT shall deliver to the ACOLT Indenture Trustee and the Secured Noteholders, on or before March 15 of each calendar year, beginning March 15, 2015 (or, if such date is not a Business Day, the next succeeding Business Day), an Officer’s Certificate signed by an Authorized Officer of ACOLT, dated as of December 31 of the preceding calendar year, stating that:

(a) a review of the activities of ACOLT during the preceding 12-month period (or, with respect to the first such Officer’s Certificate, such period as shall have elapsed since the Closing Date) and of ACOLT’s performance under this ACOLT Indenture has been made under such Authorized Officer’s supervision; and

(b) to the best of such Authorized Officer’s knowledge, based on such review, ACOLT has fulfilled all of its obligations under this ACOLT Indenture throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof.

SECTION 3.10 Consolidation, Merger, Etc., of Trust; Disposition of Lease Assets.

(a) ACOLT shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than ACOLT) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and be a U.S. Person, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the ACOLT Indenture Trustee, in form satisfactory to the ACOLT Indenture Trustee, the due and timely payment of the principal of and interest on all Secured Notes and the performance or observance of every agreement and covenant of this ACOLT Indenture on the part of ACOLT to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing;

(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and such Person;

(iv) any action as is necessary to maintain the Lien created by this ACOLT Indenture in the ACOLT Collateral shall have been taken; and

(v) ACOLT shall have delivered to the ACOLT Indenture Trustee an Officer’s Certificate and an Opinion of Counsel addressed to ACOLT and the ACOLT Indenture Trustee, each stating:

(A) that such consolidation or merger and such supplemental indenture comply with this Section 3.10;

(B) that such consolidation or merger and such supplemental indenture shall have no material adverse tax consequences to ACOLT or any Secured Noteholder; and

(C) that all conditions precedent herein provided for in this Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.

(b) Except as otherwise expressly permitted by this ACOLT Indenture or any other ACOLT Transaction Documents, ACOLT shall not sell, convey, exchange, transfer or otherwise dispose of any of the properties or assets included in the ACOLT Trust Estate to any Person, unless:

(i) the Person that acquires such properties or assets of ACOLT (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State and be a U.S. Person and (B) by an indenture supplemental hereto, executed and delivered to the ACOLT Indenture Trustee, in form satisfactory to the ACOLT Indenture Trustee:

(A) expressly assumes the due and punctual payment of the principal of and interest on all Secured Notes, any AART Collection Account Shortfall Amounts and the performance or observance of every agreement and covenant of this ACOLT Indenture on the part of ACOLT to be performed or observed, all as provided herein;

(B) expressly agrees that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Secured Noteholders;

(C) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless ACOLT against and from any loss, liability or expense arising under or related to this ACOLT Indenture and the Secured Notes;

(D) expressly agrees that such Person (or if a group of Persons, then one Specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Secured Notes;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and such Person;

(iv) any action as is necessary to maintain the Lien created by this ACOLT Indenture in the ACOLT Collateral shall have been taken; and

(v) ACOLT shall have delivered to the ACOLT Indenture Trustee an Officer’s Certificate and an Opinion of Counsel addressed to ACOLT, each stating that:

(A) such sale, conveyance, exchange, transfer or disposition and such supplemental indenture comply with this Section 3.10;

(B) such sale, conveyance, exchange, transfer or disposition and such supplemental indenture have no material adverse tax consequence to ACOLT or to any Secured Noteholder; and

(C) all conditions precedent herein provided for in this Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.

SECTION 3.11 Successor or Transferee.

(a) Upon any consolidation or merger of ACOLT in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than ACOLT) shall succeed to, and be substituted for, and may exercise every right and power of, ACOLT under this ACOLT Indenture and the other ACOLT Transaction Documents with the same effect as if such Person had been named as ACOLT herein.

(b) Upon a conveyance or transfer of all or substantially all the assets and properties included in the ACOLT Collateral pursuant to Section 3.10(b), ACOLT shall be released from every covenant and agreement of this ACOLT Indenture and the other ACOLT Transaction Documents to be observed or performed on the part of ACOLT with respect to the Secured Notes immediately upon the delivery of written notice to the ACOLT Indenture Trustee from the Person acquiring such assets and properties stating that ACOLT is to be so released.

SECTION 3.12 No Other Business. ACOLT shall not engage in any business or activity other than acquiring, holding, pledging and managing the ACOLT Trust Estate and the proceeds therefrom in the manner contemplated by the ACOLT Transaction Documents, issuing Secured Notes and the ACOLT Certificate, making payments on Secured Notes and the ACOLT Certificate and such other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or are otherwise described or set forth in Section 2.3 of the Declaration of Trust.

SECTION 3.13 No Borrowing. ACOLT shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for money borrowed other than indebtedness for money borrowed in respect of the Secured Notes, money borrowed in respect of any other Series of Secured Notes or otherwise in accordance with the ACOLT Transaction Documents including Section 2.3 of the Declaration of Trust.

SECTION 3.14 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this ACOLT Indenture or the other ACOLT Transaction Documents, ACOLT shall not make any loan or advance of credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.15 Servicer’s Obligations. ACOLT shall use its best efforts to cause the Servicer to comply with its obligations under Sections 2.15, 2.16 and 2.17 of the Servicing Agreement.

SECTION 3.16 Capital Expenditures. ACOLT shall not make any expenditure (whether by long-term or operating lease or otherwise) for capital assets (either real, personal or intangible property) other than the purchase of the Lease Assets and other related property and rights from time to time pursuant to the Sale and Contribution Agreement or, with respect to other Series, to the extent otherwise described or set forth in Section 2.3 of the Declaration of Trust.

SECTION 3.17 Restricted Payments. Except for payments of principal or interest on or redemption of the Secured Notes or payment on the AART Collection Account Shortfall Amount, so long as any Secured Notes are Outstanding, ACOLT shall not, directly or indirectly:

(a) pay any dividend or make any distribution from collections received on the ACOLT Trust Estate (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the ACOLT Owner Trustee or the ACOLT Certificateholder or otherwise, in each case with respect to any ownership or equity interest or similar security in or of the Series 2014-SN2 Portfolio or to the Servicer;

(b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security of the Series 2014-SN2 Portfolio; or

(c) set aside or otherwise segregate any amounts for any such purpose;

provided, however, that ACOLT may make, or cause to be made (x) distributions to the Servicer, the ACOLT Indenture Trustee, the ACOLT Owner Trustee and the ACOLT Certificateholder as permitted by, and to the extent funds are available for such purpose under, the Transaction Documents and (y) distributions from any other Series Portfolio in accordance with the transaction documents related to such other Series Portfolio. ACOLT shall not, directly or indirectly, make payments to or distributions from the ACOLT Collection Account except in accordance with the Transaction Documents.

SECTION 3.18 Notice of Events of Default. ACOLT agrees to give the ACOLT Indenture Trustee, each Secured Noteholder and, if any Rated Notes are outstanding, the Rating Agencies prompt written notice of each Event of Default, each Servicer Default under the Servicing Agreement, each default on the part of the Servicer of its obligations under the ACOLT Transaction Documents and each default on the part of the Seller of its obligations under the Sale and Contribution Agreement.

SECTION 3.19 Further Instruments and Acts. Upon request of the ACOLT Indenture Trustee, ACOLT shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this ACOLT Indenture.

SECTION 3.20 ACOLT Indenture Trustee’s Release of Lien on Administrative Lease Assets and Warranty Lease Assets and Sale or Other Distribution of the Related Leased Vehicles. Upon receipt of the Administrative Purchase Payment with respect to any Administrative Lease Asset or the Warranty Payment with respect to any Warranty Lease Asset, in each case into the ACOLT Collection Account on or prior to a Distribution Date, (x) the ACOLT Indenture Trustee shall be deemed automatically and without any further action to have released its security interest and all of its other right title and interest in and Lien under this ACOLT Indenture on, such Warranty Lease Asset or such Administrative Lease Asset, as the case may be, all monies due thereon after the last day of the related Monthly Period, the security interest in the related Leased Vehicle and any and all proceeds, rights and remedies relating thereto; and (y) ACOLT shall simultaneously assign and be deemed automatically and without any further action to have assigned, without recourse, representation or warranty, such Warranty Lease Asset to the Seller under the Sale and Contribution Agreement, or such Administrative Lease Asset to the Servicer under the Servicing Agreement, as the case may be, all of ACOLT’s right, title and interest in and to such purchased Lease Asset, all monies due thereon after the last day of the related Monthly Period, the security interest in the related Leased Vehicle and any and all proceeds, rights and remedies relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own such Lease Asset, and all such security and documents, free of any further obligation to the ACOLT Indenture Trustee, the Secured Noteholders or the ACOLT Certificateholder with respect thereto. In addition, the Servicer shall have the right to sell or otherwise dispose of the Leased Vehicles related to the Lease Assets in accordance with the Servicing Agreement. Upon the sale or other disposition of any such Leased Vehicle by the Servicer, the Lien of the ACOLT Indenture Trustee shall be automatically released upon the Servicer’s receipt of the proceeds of any such sale or liquidation.

If in any enforcement suit or legal proceeding it is held that the Servicer under the Servicing Agreement may not enforce a Lease Asset included in the ACOLT Collateral on the ground that it is not a real party in interest or a holder entitled to enforce the Lease Asset, the ACOLT Indenture Trustee shall, at the Servicer’s expense and written direction (which may be by electronic mail or other electronic transmission), take such steps as the Servicer deems necessary to enforce such Lease Asset, including bringing suit in the ACOLT Indenture Trustee’s name or the names of the Secured Noteholders or the ACOLT Certificateholder.

SECTION 3.21 Representations and Warranties by ACOLT to the ACOLT Indenture Trustee. On the Closing Date, ACOLT hereby represents and warrants to the ACOLT Indenture Trustee as follows:

(a) Good Title. No interest in any Lease Asset (other than any Administrative Lease Asset, Liquidating Lease Asset or Warranty Lease Asset or otherwise pursuant to the Transaction Documents) has been sold, transferred, assigned or pledged by ACOLT to any Person other than the ACOLT Indenture Trustee as of such Closing Date (except that Ally Bank, as initial holder of the Secured Notes, has been named as the lienholder and VAULT has been named the legal titleholder on the certificates of title of the related Leased Vehicles); immediately prior to the conveyance of such Lease Assets pursuant to this ACOLT Indenture, ACOLT had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this ACOLT Indenture, the ACOLT Indenture Trustee shall have a Lien on all of the right, title and interest of ACOLT in, to and under such Lease Assets, free of any Lien other than the Lien of this Indenture; and

(b) All Filings Made. All filings (including UCC filings) and notations necessary in any jurisdiction to give the ACOLT Indenture Trustee (or, with respect to the Direct ACOLT Pledge, each Secured Noteholder) a first priority perfected security interest in the ACOLT Collateral have been made.

SECTION 3.22 Maintenance of Separate Records for Each Series. So long as any Secured Note remains Outstanding and pursuant to Section 3.2(a) of the Declaration of Trust, ACOLT shall maintain separate and distinct records with respect to the Lease Assets and the remainder of the Series 2014-SN2 Portfolio and the Lease Assets and the remainder of the Series 2014-SN2 Portfolio shall be held and accounted for separately from any other Lease Assets allocated to any other Series Portfolio or the Residual Interest.

SECTION 3.23 Compliance with the FDIC Rule. So long as any Secured Note remains Outstanding, ACOLT agrees to (i) perform the covenants set forth in Article XII of the AART Indenture applicable to it and (ii) facilitate compliance with Article XII of the AART Indenture by the Ally Parties.

ARTICLE IV.

SATISFACTION AND DISCHARGE

SECTION 4.1 Satisfaction and Discharge of ACOLT Indenture. This ACOLT Indenture shall cease to be of further effect except as to: (i) rights of registration of transfer and exchange; (ii) substitution of mutilated, destroyed, lost or stolen Secured Notes; (iii) rights of Secured Noteholders to receive payments of principal thereof and interest thereon; (iv) Sections 3.3, 3.4, 3.5, 3.6, 3.10, 3.12, 3.13, 3.18, 3.20 and 11.16; (v) the rights, obligations and immunities of the ACOLT Indenture Trustee hereunder (including the rights of the ACOLT Indenture Trustee under Section 6.7 and the obligations of the ACOLT Indenture Trustee under Sections 4.2 and 4.4); and (vi) the rights of Secured Noteholders as beneficiaries hereof with respect to the property so deposited with the ACOLT Indenture Trustee payable to all or any of them, and the ACOLT Indenture Trustee, on demand of and at the expense of ACOLT, shall execute proper instruments acknowledging satisfaction and discharge of this ACOLT Indenture with respect to the Secured Notes, if:

(a) either:

(i) all Secured Notes theretofore authenticated and delivered (other than (A) Secured Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.4 and (B) Secured Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by ACOLT and thereafter repaid to ACOLT or discharged from such trust, as provided in Section 3.3) have been delivered to the ACOLT Indenture Trustee for cancellation; or

(ii) all Secured Notes not theretofore delivered to the ACOLT Indenture Trustee for cancellation:

(A) have become due and payable,

(B) will be due and payable on their respective Final Scheduled Distribution Dates within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the ACOLT Indenture Trustee for the giving of notice of redemption by the ACOLT Indenture Trustee in the name, and at the expense, of ACOLT or such Secured Notes have been redeemed in accordance with Section 10.1, and ACOLT, in the case of clause (A), (B) or (C) of subsection 4.1(a)(ii) above, has irrevocably deposited or caused to be irrevocably deposited with the ACOLT Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire unpaid principal and accrued interest on such Secured Notes not theretofore delivered to the ACOLT Indenture Trustee for cancellation when due on the Final Scheduled Distribution Date for such Secured Notes or the Redemption Date for such Secured Notes (if such Secured Notes have been called for redemption pursuant to Section 10.1), as the case may be;

(b) ACOLT has paid or caused to be paid all amounts and has performed all obligations which ACOLT may owe to the ACOLT Indenture Trustee personally or to the ACOLT Indenture Trustee for the benefit of the Secured Noteholders under this ACOLT Indenture and any other ACOLT Transaction Documents; and

(c) ACOLT has delivered to the ACOLT Indenture Trustee and to the Secured Noteholders an Officer’s Certificate of ACOLT, an Opinion of Counsel and (if required by the TIA) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this ACOLT Indenture have been complied with.

SECTION 4.2 Application of Trust Money. All monies deposited with the ACOLT Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Secured Notes and this ACOLT Indenture and the applicable provisions of the Servicing Agreement, to the payment, either directly or through any Paying Agent, as the ACOLT Indenture Trustee may determine, to the Holders of the particular Secured Notes for the payment or redemption of which such monies have been deposited with the ACOLT Indenture Trustee, of all sums due and to become due in accordance with this ACOLT Indenture and any other ACOLT Transaction Documents; but such monies need not be segregated from other funds except to the extent required herein, in the Servicing Agreement or by applicable law.

SECTION 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this ACOLT Indenture with respect to the Secured Notes, all monies then held by any Paying Agent other than the ACOLT Indenture Trustee under the provisions of this ACOLT Indenture with respect to all such Secured Notes shall, upon demand of ACOLT, be paid to the ACOLT Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 4.4 Duration of Position of ACOLT Indenture Trustee. Notwithstanding the payment in full of all principal and interest due to all Secured Noteholders under the terms of the Secured Notes and the cancellation of such Secured Notes, the ACOLT Indenture Trustee shall continue to act in the capacity as ACOLT Indenture Trustee hereunder, for the benefit of the ACOLT Certificateholder, and the ACOLT Indenture Trustee, for the benefit of such ACOLT Certificateholder, shall comply with its obligations under the Servicing Agreement, as appropriate, until such time as all distributions due to the ACOLT Certificateholder have been paid in full.

ARTICLE V.

DEFAULT AND REMEDIES

SECTION 5.1 Events of Default. For the purposes of this ACOLT Indenture, “Event of Default” wherever used herein, means any one of the following events:

(a) failure to pay the full Secured Note Interest Distributable Amount on any Secured Note on any Distribution Date, and such default shall continue unremedied for a period of five (5) Business Days; or

(b) except as set forth in Section 5.1(c), failure to pay any principal of any Secured Note as and when required in accordance with the ACOLT Transaction Documents, and such default continues unremedied for a period of thirty (30) days after there shall have been given, by registered or certified mail, to the Servicer by the ACOLT Indenture Trustee or to the Servicer and the ACOLT Indenture Trustee by the Holders of not less than 25% of the Outstanding Amount of the Secured Notes, a written notice specifying such default and demanding that it be remedied and stating that such notice is a “Notice of Default” hereunder; or

(c) failure to pay in full the Secured Note Principal Balance of any Secured Notes by the Final Scheduled Distribution Date; or

(d) default in the observance or performance in any material respect of any covenant or agreement of ACOLT made in this ACOLT Indenture (other than (i) a covenant or agreement a default in the observance or performance of which is specifically dealt with elsewhere in this Section 5.1 or (ii) Section 3.23) which failure materially and adversely affects the rights of the Secured Noteholders, and such default shall continue or not be cured for a period of thirty (30) days after there shall have been given, by registered or certified mail, to ACOLT and the Seller (or the Servicer, as applicable) by the ACOLT Indenture Trustee or to ACOLT, the Seller (or the Servicer, as applicable) and the ACOLT Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Secured Notes, a written notice specifying such default, demanding that it be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of ACOLT or any substantial part of the ACOLT Trust Estate in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ACOLT or for any substantial part of the ACOLT Trust Estate, or ordering the winding-up or liquidation of ACOLT’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or

(f) the commencement by ACOLT of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent of ACOLT to the entry of an order for relief in an involuntary case under any such law, or the consent by ACOLT to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ACOLT or for any substantial part of the ACOLT Trust Estate, or the making by ACOLT of any general assignment for the benefit of creditors, or the failure by ACOLT generally to pay its debts as such debts become due, or the taking of action by ACOLT in furtherance of any of the foregoing.

ACOLT shall deliver to the ACOLT Indenture Trustee and the Secured Noteholders promptly (and in any event within five (5) Business Days) after learning of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(d), its status and what action ACOLT is taking or proposes to take with respect thereto.

SECTION 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default should occur and be continuing, then and in every such case, unless the principal amount of the Secured Notes shall have already become due and payable, either the ACOLT Indenture Trustee or the Holders of Secured Notes representing not less than a majority of the Outstanding Amount of the Secured Notes may declare all the Secured Notes to be immediately due and payable, by a notice in writing to ACOLT and to the ACOLT Indenture Trustee if given by the Secured Noteholders setting forth the Event of Default or Events of Default, and upon any such declaration the unpaid principal amount of the Secured Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

(b) At any time after such declaration of acceleration of maturity of the Secured Notes has been made and before a judgment or decree for payment of the money due thereunder has been obtained by the ACOLT Indenture Trustee as hereinafter provided in this Article V, the Holders of Secured Notes representing not less than a majority of the Outstanding Amount of the Secured Notes, by written notice to ACOLT and the ACOLT Indenture Trustee, may waive all Defaults set forth in the notice delivered pursuant to Section 5.2(a) and rescind and annul such declaration and its consequences; provided, however, that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto; and provided, further, that if the ACOLT Indenture Trustee or the Secured Noteholders shall have proceeded to enforce any right under this ACOLT Indenture and such Proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason, or such Proceedings shall have been determined adversely to the ACOLT Indenture Trustee or the Secured Noteholders, then and in every such case, the ACOLT Indenture Trustee, ACOLT and the Secured Noteholders, as the case may be, shall be restored to their respective former positions and rights hereunder, and all rights, remedies and powers of the ACOLT Indenture Trustee, ACOLT and the Secured Noteholders, as the case may be, shall continue as though no such Proceedings had been commenced.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by ACOLT Indenture Trustee.

(a) ACOLT covenants that if an Event of Default occurs and such Event of Default has not been waived pursuant to Section 5.12 (or rescinded pursuant to Section 5.2(b)), then ACOLT shall, upon demand of the ACOLT Indenture Trustee, pay to the ACOLT Indenture Trustee, for the ratable benefit of the Secured Noteholders in accordance with their respective Secured Note Principal Balances, the entire amount then due and payable on the Secured Notes for principal and interest, with interest upon the overdue principal and overdue interest at the Secured Note Rate and any AART Collection Account Shortfall Amount and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the ACOLT Indenture Trustee and its agents and counsel.

(b) If ACOLT shall fail forthwith to pay such amounts upon such demand, the ACOLT Indenture Trustee may, in its own name and as trustee of an express trust, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, enforce the same against ACOLT or other obligor upon the Secured Notes and collect in the manner provided by law out of the property of the ACOLT Trust Estate, the monies adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the ACOLT Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Secured Noteholders, by such appropriate Proceedings as the ACOLT Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this ACOLT Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the ACOLT Indenture Trustee by this ACOLT Indenture or by applicable law.

(d) If there shall be pending, relative to ACOLT or any other obligor upon the Secured Notes or any Person having or claiming an ownership interest in the ACOLT Trust Estate, Proceedings under the Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency or similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of ACOLT or its property or such obligor or Person, or in case of any other comparable judicial Proceedings relative to ACOLT or other obligor upon the Secured Notes, or to the creditors or property of ACOLT or such other obligor, the ACOLT Indenture Trustee, irrespective of whether the principal of any Secured Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the ACOLT Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest and all other amounts owing and unpaid in respect of the Secured Notes and any AART Collection Account Shortfall Amounts and to file such other papers or documents as may be necessary or advisable in order to have the claims of the ACOLT Indenture Trustee (including any claim for reasonable compensation to the ACOLT Indenture Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the ACOLT Indenture Trustee and each predecessor trustee, except as a result of negligence, fraud or bad faith) and of the Secured Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Secured Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Noteholders and of the ACOLT Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the ACOLT Indenture Trustee or the Secured Noteholders allowed in any judicial proceedings relative to ACOLT, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Secured Noteholders to make payments to the ACOLT Indenture Trustee for application in accordance with the priorities set forth in the ACOLT Transaction Documents, and, if the ACOLT Indenture Trustee shall consent to the making of payments directly to such Secured Noteholders, to pay to the ACOLT Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the ACOLT Indenture Trustee, each predecessor ACOLT Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the ACOLT Indenture Trustee and each predecessor ACOLT Indenture Trustee except as a result of negligence, fraud or bad faith.

(e) Nothing herein contained shall be deemed to authorize the ACOLT Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Secured Notes or the rights of any Holder thereof or to authorize the ACOLT Indenture Trustee to vote in respect of the claim of any Secured Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this ACOLT Indenture, or under any of the Secured Notes may be enforced by the ACOLT Indenture Trustee without the possession of any of the Secured Notes or the production thereof in any trial or other Proceedings relative thereto, and any such Proceedings instituted by the ACOLT Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the ACOLT Indenture Trustee, each predecessor ACOLT Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Secured Noteholders in accordance with the priorities set forth in the ACOLT Transaction Documents.

(g) In any Proceedings brought by the ACOLT Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this ACOLT Indenture to which the ACOLT Indenture Trustee shall be a party), the ACOLT Indenture Trustee shall be held to represent all the Secured Noteholders, and it shall not be necessary to make any the Secured Noteholders a party to any such Proceedings.

(h) With respect to any claims for payments of reimbursement for expenses, disbursement or compensation of any Person made of ACOLT pursuant to this Section 5.3, where more than one Person has made such a claim, ACOLT shall not reimburse any Person other than the ACOLT Indenture Trustee for such amounts if, prior to incurring such expenses, the affected parties reasonably could have avoided such expense by coordinating their claims under this ACOLT Indenture with the ACOLT Indenture Trustee.

SECTION 5.4 Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing and the Secured Notes have been accelerated under Section 5.2(a), the ACOLT Indenture Trustee may do one or more of the following (subject to Sections 5.3 and 5.5):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then due and payable on such Secured Notes, under this ACOLT Indenture with respect thereto, whether by declaration of acceleration or otherwise, enforce any judgment obtained, and collect from the ACOLT Trust Estate and any other obligor upon such Secured Notes monies adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this ACOLT Indenture with respect to the ACOLT Collateral and of the VAULT Security Agreement with respect to the VAULT Pledged Collateral;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the ACOLT Indenture Trustee and the Secured Noteholders; and

(iv) sell the ACOLT Trust Estate, or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law or elect to have ACOLT maintain possession of the ACOLT Trust Estate, including the Lease Assets, and continue to apply collections on such Lease Assets as if there had been no declaration of acceleration; provided, however, that the ACOLT Indenture Trustee may not sell or otherwise liquidate the ACOLT Trust Estate following an Event of Default and acceleration of the Secured Notes, except as is set forth in Section 3.20, unless (i)(A) the Holders of all of the aggregate Outstanding Amount of the Secured Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Holders of the Secured Notes are sufficient to discharge in full the principal of and the accrued interest on the Secured Notes as of the date of such sale or liquidation and to pay any AART Collection Account Shortfall Amount existing on such date (calculated as if such date were a Distribution Date) or (C) (x) there has been an Event of Default under Section 5.1(a), Section 5.1(b) or Section 5.1(c) or otherwise arising from a failure to make a required payment of principal on the Secured Notes, (y) the ACOLT Indenture Trustee determines that the ACOLT Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Secured Notes as and when they would have become due if the Secured Notes had not been declared due and payable and (z) the ACOLT Indenture Trustee obtains the consent of the Holders of all of the aggregate Outstanding Amount of the Secured Notes, and (ii) ten (10) days’ prior written notice of sale or liquidation has been given to the Rating Agencies (if any Rated Notes are outstanding) by ACOLT; provided, however, that ACOLT shall have received such notice from the ACOLT Indenture Trustee at least two (2) Business Days prior thereto. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the ACOLT Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the ACOLT Trust Estate for such purpose;

provided, however, prior to the exercise of the right to sell all or any portion of the ACOLT Trust Estate as provided herein, the ACOLT Indenture Trustee shall provide a notice in writing to ACOLT (with a copy to the Seller) (the “Event of Default Sale Notice”) of its intention to sell all or any portion of the ACOLT Trust Estate (the part to be sold being the “Subject Estate”), and if the Subject Estate is less than all of the ACOLT Trust Estate, the portion of the ACOLT Trust Estate to be sold. The ACOLT Indenture Trustee shall not consummate any sale until at least seven (7) Business Days after the Event of Default Sale Notice has been given to ACOLT (with a copy to the Seller) (the “Authorization Date”) unless the Seller has elected to repurchase the ACOLT Trust Estate prior to the Authorization Date. The ACOLT Indenture Trustee shall have the right to utilize an agent for the purpose of soliciting such bids and conducting such sales, which agent shall be at the expense of the ACOLT Trust Estate, in accordance with Section 6.7(a).

(b) If the ACOLT Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

FIRST: to the ACOLT Indenture Trustee for amounts due under Section 6.7 and then to the ACOLT Owner Trustee for amounts due to the ACOLT Owner Trustee (not including amounts due for payments to the ACOLT Certificateholder) under Section 6.9 of the Declaration of Trust; and

SECOND: to the ACOLT Collection Account for distribution in the following priority: (i) payment in full of the accrued and unpaid interest on the Secured Notes; (ii) payment in full of unpaid principal balance of the Secured Notes; (iii) to the AART Collection Account towards payment in full of any AART Collection Account Shortfall Amount and (iv) the remainder shall be distributed in accordance with the instructions of the ACOLT Certificateholder.

SECTION 5.5 Optional Preservation of the Lease Assets. If the Secured Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled in accordance with Section 5.2(b), the ACOLT Indenture Trustee may, but need not, elect to take and maintain possession of the ACOLT Trust Estate. It is the desire of the parties hereto and the Secured Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Secured Notes, and the ACOLT Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the ACOLT Trust Estate. In determining whether to take and maintain possession of the ACOLT Trust Estate, the ACOLT Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the ACOLT Trust Estate for such purpose.

SECTION 5.6 Limitation of Suits. No Holder of any Secured Note shall have any right to institute any Proceeding with respect to this ACOLT Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the ACOLT Indenture Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% of the Outstanding Amount of the Secured Notes have made written request to the ACOLT Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as ACOLT Indenture Trustee hereunder;

(c) such Holder or Holders have offered to the ACOLT Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(d) the ACOLT Indenture Trustee for sixty (60) days after the earlier of (x) its receipt of such notice under Section 5.6(a) above, request under Section 5.6(b) above and offer of indemnity under Section 5.6(c) above and (y) any similar notice, request and offer of indemnity to the AART Indenture Trustee under Section 5.6 of the AART Indenture, has failed to institute such Proceedings; and

(e) no direction inconsistent with such written request has been given to the ACOLT Indenture Trustee during such sixty (60) -day period by the Holders of a majority of the Outstanding Amount of the Secured Notes;

it being understood and intended that no one or more Holders of the Secured Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this ACOLT Indenture to affect, disturb or prejudice the rights of any other Holders of the Secured Notes or to obtain or to seek to obtain priority or preference over any other Holders of the Secured Notes or to enforce any right under this ACOLT Indenture, except in the manner herein provided and for the equal, ratable (on the basis of the respective aggregate amount of principal and interest, respectively, due and unpaid on the Secured Note held by such Secured Noteholder) and common benefit of all Holders of the Secured Notes. For the protection and enforcement of the provisions of this Section 5.6, each and every Secured Noteholder shall be entitled to such relief as can be given either at law or in equity.

If the ACOLT Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two (2) or more groups of Holders of the Secured Notes, each representing less than a majority of the Outstanding Amount of the Secured Notes, the ACOLT Indenture Trustee shall take the action requested by the group representing the higher percentage of the Outstanding Amount of the Secured Notes, notwithstanding any other provisions of this ACOLT Indenture.

SECTION 5.7 Unconditional Rights of the Secured Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this ACOLT Indenture, the Holder of any Secured Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Note on or after the respective due dates thereof expressed in such Secured Note or in this ACOLT Indenture (or in the case of redemption, if applicable, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.8 Restoration of Rights and Remedies. If the ACOLT Indenture Trustee or any Secured Noteholder has instituted any Proceeding to enforce any right or remedy under this ACOLT Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the ACOLT Indenture Trustee or to such Secured Noteholder, then and in every such case ACOLT, the ACOLT Indenture Trustee and the Secured Noteholders shall, subject to any determination in such Proceeding, be restored severally to their respective former positions hereunder, and thereafter all rights and remedies of the ACOLT Indenture Trustee and the Secured Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the ACOLT Indenture Trustee or to the Secured Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10 Delay or Omission, Not a Waiver. No delay or omission of the ACOLT Indenture Trustee or any Holder of any Secured Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the ACOLT Indenture Trustee or to the Secured Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the ACOLT Indenture Trustee or by the Secured Noteholders, as the case may be.

SECTION 5.11 Control by the Secured Noteholders. The Holders of a majority of the Outstanding Amount of the Secured Notes shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the ACOLT

Indenture Trustee, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the ACOLT Indenture Trustee with respect to the Secured Notes or exercising any trust or power conferred on the ACOLT Indenture Trustee; provided, however, that:

(a) such direction shall not be in conflict with any rule of law or with this ACOLT Indenture;

(b) subject to the express terms of Section 5.4, any direction to the ACOLT Indenture Trustee to sell or liquidate the ACOLT Trust Estate shall be by the Holders of Secured Notes representing not less than 100% of the Outstanding Amount of the Secured Notes;

(c) if the conditions set forth in Section 5.5 have been satisfied and the ACOLT Indenture Trustee elects to retain the ACOLT Trust Estate pursuant to Section 5.5, then any direction to the ACOLT Indenture Trustee by Holders of Secured Notes representing less than 100% of the Outstanding Amount of the Secured Notes to sell or liquidate the ACOLT Trust Estate shall be of no force and effect; and

(d) the ACOLT Indenture Trustee may take any other action deemed proper by the ACOLT Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the ACOLT Indenture Trustee need not take any action that it determines might cause it to incur any liability with respect to which the ACOLT Indenture Trustee shall have reasonable grounds to believe that adequate indemnity against such liability is not assured to it or might materially adversely affect the rights of the Secured Noteholders not consenting to such action.

SECTION 5.12 Waiver of Past Defaults.

(a) Prior to the declaration of the acceleration of the maturity of the Secured Notes as provided in Section 5.2, the Holders of not less than a majority of the Outstanding Amount of the Secured Notes may waive any past Default or Event of Default and its consequences except a Default or Event of Default (i) in the payment of principal of or interest on any of the Secured Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each such Secured Note. In the case of any such waiver, ACOLT, the ACOLT Indenture Trustee and the Secured Noteholders shall be restored to their respective former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

(b) Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred (and any Event of Default arising from any such Default shall be deemed to have been cured and not to have occurred) for every purpose of this ACOLT Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13 Undertaking for Costs. All parties to this ACOLT Indenture agree, and each Holder of any Secured Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this ACOLT Indenture, or in any Proceeding against the ACOLT Indenture Trustee for any action taken, suffered or omitted by it as ACOLT Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13, shall not apply to:

(a) any Proceeding instituted by the ACOLT Indenture Trustee;

(b) any Proceeding instituted by any Secured Noteholder or group of Secured Noteholders holding in the aggregate more than 10% of the Outstanding Amount of the Secured Notes; or

(c) any Proceeding instituted by any Secured Noteholder for the enforcement of the payment of principal of or interest on any Secured Note on or after the respective due dates expressed in such Secured Note and in this ACOLT Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.14 Waiver of Stay or Extension Laws. ACOLT covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this ACOLT Indenture. ACOLT (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the ACOLT Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15 Action on Secured Notes. The ACOLT Indenture Trustee’s right to seek and recover judgment on the Secured Notes or under this ACOLT Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this ACOLT Indenture. Neither the Lien of this ACOLT Indenture in the ACOLT Collateral or the Lien of the VAULT Security Agreement in the VAULT Pledged Collateral nor any rights or remedies of the ACOLT Indenture Trustee or the Secured Noteholders shall be impaired by the recovery of any judgment by the ACOLT Indenture Trustee against ACOLT or by the levy of any execution under such judgment upon any portion of the ACOLT Trust Estate or upon any of the assets of ACOLT. Any money or property collected by the ACOLT Indenture Trustee shall be applied in accordance with Section 5.4(b).

SECTION 5.16 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the ACOLT Indenture Trustee to do so and at the Servicer’s expense, ACOLT agrees to take all such lawful action as the ACOLT Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer of their respective obligations to ACOLT under or in connection with the Transaction Documents in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to ACOLT under or in connection with the Transaction Documents to the extent and in the manner directed by the ACOLT Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Transaction Documents.

(b) If an Event of Default has occurred and is continuing, the ACOLT Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Outstanding Amount of the Secured Notes shall, exercise all rights, remedies, powers, privileges and claims of ACOLT against the Seller or the Servicer under or in connection with the ACOLT Transaction Documents, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to ACOLT thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the ACOLT Transaction Documents, and any right of ACOLT to take such action shall be suspended.

ARTICLE VI.

THE ACOLT INDENTURE TRUSTEE

SECTION 6.1 Duties of ACOLT Indenture Trustee.

(a) If an Event of Default has occurred and is continuing, the ACOLT Indenture Trustee shall exercise the rights and powers vested in it by this ACOLT Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default, the ACOLT Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this ACOLT Indenture and the Servicing Agreement and no implied covenants or obligations shall be read into this ACOLT Indenture or the Servicing Agreement against the ACOLT Indenture Trustee.

(c) In the absence of bad faith on its part, the ACOLT Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the ACOLT Indenture Trustee and conforming to the requirements of this ACOLT Indenture; provided, however, that the ACOLT Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this ACOLT Indenture.

(d) The ACOLT Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith, except that:

(i) this Section 6.1(d) does not limit the effect of Section 6.1(b);

(ii) the ACOLT Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the ACOLT Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the ACOLT Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to any provision of this ACOLT Indenture or any other ACOLT Transaction Document.

(e) The ACOLT Indenture Trustee shall not be liable for interest on any money received by it except as the ACOLT Indenture Trustee may agree in writing with ACOLT.

(f) Money held in trust by the ACOLT Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this ACOLT Indenture, the Servicing Agreement or the other ACOLT Transaction Documents.

(g) No provision of this ACOLT Indenture or any other ACOLT Transaction Document shall require the ACOLT Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this ACOLT Indenture and each other ACOLT Transaction Document relating to the ACOLT Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.

(i) The ACOLT Indenture Trustee shall have no liability or responsibility for the acts or omissions of any other party to any of the ACOLT Transaction Documents.

(j) In no event shall the ACOLT Indenture Trustee be liable for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits, even if the ACOLT Indenture Trustee has been advised of the likelihood of such loss or damage.

SECTION 6.2 Rights of ACOLT Indenture Trustee.

(a) The ACOLT Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The ACOLT Indenture Trustee need not investigate any fact or matter stated in the document.

(b) Before the ACOLT Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The ACOLT Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The ACOLT Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the ACOLT Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The ACOLT Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the ACOLT Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The ACOLT Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this ACOLT Indenture and the Secured Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The ACOLT Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this ACOLT Indenture at the request or direction of any of the Holders pursuant to this ACOLT Indenture, unless such Holders shall have offered to the ACOLT Indenture Trustee security or indemnity satisfactory to the ACOLT Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The ACOLT Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the ACOLT Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h) The ACOLT Indenture Trustee shall not be deemed to have notice of any Default, Event of Default or Servicer Default unless a Responsible Officer of the ACOLT Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the ACOLT Indenture Trustee at the Corporate Trust Office of the ACOLT Indenture Trustee, and such notice references the Secured Notes and this ACOLT Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the ACOLT Indenture Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the ACOLT Indenture Trustee in each of its capacities hereunder.

SECTION 6.3 ACOLT Indenture Trustee May Own Secured Notes. The ACOLT Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Secured Notes and the Secured Notes of any other Series and may otherwise deal with ACOLT, the Servicer or any of their respective Affiliates with the same rights it would have if it were not ACOLT Indenture Trustee; provided, however, that the ACOLT Indenture Trustee shall comply with Sections 6.10 and 6.11. Any Paying Agent, Secured Note Registrar, co-registrar or co-paying agent may do the same with like rights.

SECTION 6.4 ACOLT Indenture Trustee’s Disclaimer. The ACOLT Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any ACOLT Transaction Document, including this ACOLT Indenture or the Secured Notes, it shall not be accountable for ACOLT’s use of the proceeds from the Secured Notes, and it shall not be responsible for any statement of ACOLT in the ACOLT Indenture or in any document issued in connection with the sale of any Secured Notes or in the Secured Notes other than the ACOLT Indenture Trustee’s certificate of authentication.

SECTION 6.5 Notice of Default. If a Default occurs and is continuing and if it is known to a Responsible Officer of the ACOLT Indenture Trustee, the ACOLT Indenture Trustee shall mail to each Secured Noteholder notice of the Default within the later of (i) ninety (90) days after such Default occurs and (ii) ten (10) Business Days after such Default becomes known to a Responsible Officer of the ACOLT Indenture Trustee. Except in the case of a Default in payment of principal or of interest on any Secured Note, the ACOLT Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Secured Noteholders.

SECTION 6.6 Reports by ACOLT Indenture Trustee.

(a) To the extent any Secured Noteholder does not receive such information or documents directly, the ACOLT Indenture Trustee shall deliver or make available to each such Secured Noteholder, as applicable, the information and documents set forth in Article VII, and, in addition, all such information with respect to the Secured Notes as may be required to enable such Holder to prepare its federal and State income tax returns.

(b) The ACOLT Indenture Trustee shall:

(i) deliver to ACOLT, Ally Auto, the ACOLT Owner Trustee, the Issuing Entity, the AART Owner Trustee and the Servicer a report of its assessment of compliance with the Servicing Criteria set forth on Exhibit E, including disclosure of any material instance of non-compliance identified by the ACOLT Indenture Trustee, as required by Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB under the Securities Act; and

(ii) cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to ACOLT, Ally Auto, the ACOLT Owner Trustee, the Issuing Entity, the AART Owner Trustee and the Servicer, an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act, as applicable, on the assessment of compliance with the Servicing Criteria set forth on Exhibit E with respect to the prior calendar year for inclusion in ACOLT’s or the Issuing Entity’s 10-K filing; such attestation report shall be in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii) deliver to ACOLT, Ally Auto and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rule 13a-14(d) and Rule 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of ACOLT, Ally Auto or the Issuing Entity with respect to the AART 2014-SN2 securitization transaction a certification substantially in the form attached hereto as Exhibit C or such form as mutually agreed upon by ACOLT, Ally Auto and the ACOLT Indenture Trustee; the ACOLT Indenture Trustee acknowledges that the parties identified in this clause (iii) may rely on the certification provided by the ACOLT Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(c) The reports referred to in Section 6.6(b) shall be delivered on or before March 15 of each calendar year that a 10-K filing is required to be filed by ACOLT or the Issuing Entity, beginning March 15, 2015 (or, if such date is not a Business Day, the next succeeding Business Day), unless ACOLT or the Issuing Entity, as applicable, is no longer required to file periodic reports under the Exchange Act or any other law, in which case such reports may be delivered on or before April 30 of each calendar year, beginning April 30, 2016.

SECTION 6.7 Compensation; Indemnity.

(a) ACOLT shall cause the Servicer to pay to the ACOLT Indenture Trustee from time to time such compensation for its services as is set forth in the Servicing Agreement. The ACOLT Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. ACOLT shall cause the Servicer pursuant to the Servicing Agreement to reimburse the ACOLT Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the ACOLT Indenture Trustee’s agents, external counsel, accountants and experts. ACOLT shall cause the Servicer to indemnify the ACOLT Indenture Trustee in accordance with the Servicing Agreement.

(b) ACOLT’s obligations to the ACOLT Indenture Trustee pursuant to Section 6.7(a) shall survive the discharge of this ACOLT Indenture. When the ACOLT Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(e) or Section 5.1(f), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency or similar law.

SECTION 6.8 Replacement of ACOLT Indenture Trustee.

(a) The ACOLT Indenture Trustee may at any time give notice of its intent to resign by so notifying ACOLT and the Secured Noteholders; provided, however, that no such resignation shall become effective and the ACOLT Indenture Trustee shall not resign prior to the time set forth in Section 6.8(c). The Holders of a majority of the Outstanding Amount of the Secured Notes may remove the ACOLT Indenture Trustee by so notifying the ACOLT Indenture Trustee and may appoint a successor ACOLT Indenture Trustee. Such resignation or removal shall become effective in accordance with Section 6.8(c). ACOLT shall remove the ACOLT Indenture Trustee if:

(i) the ACOLT Indenture Trustee fails to comply with Section 6.11;

(ii) the ACOLT Indenture Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the ACOLT Indenture Trustee or its property; or

(iv) the ACOLT Indenture Trustee otherwise becomes incapable of acting.

(b) If the ACOLT Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of ACOLT Indenture Trustee for any reason (the ACOLT Indenture Trustee in such event being referred to herein as the retiring ACOLT Indenture Trustee), ACOLT shall promptly appoint and designate a successor ACOLT Indenture Trustee.

(c) A successor ACOLT Indenture Trustee shall deliver a written acceptance of its appointment and designation to the retiring ACOLT Indenture Trustee and to ACOLT. Thereupon the resignation or removal of the retiring ACOLT Indenture Trustee shall become effective, and the successor ACOLT Indenture Trustee shall have all the rights, powers and duties of the ACOLT Indenture Trustee under this ACOLT Indenture. The successor ACOLT Indenture Trustee shall mail a notice of its succession to the Secured Noteholders. The retiring ACOLT Indenture Trustee shall promptly transfer all property held by it as ACOLT Indenture Trustee to the successor ACOLT Indenture Trustee.

(d) If a successor ACOLT Indenture Trustee does not take office within sixty (60) days after the retiring ACOLT Indenture Trustee gives notice of its intent to resign or is removed, the retiring ACOLT Indenture Trustee, ACOLT or the Holders of a majority of the Outstanding Amount of the Secured Notes may petition any court of competent jurisdiction for the appointment and designation of a successor ACOLT Indenture Trustee.

(e) If the ACOLT Indenture Trustee fails to comply with Section 6.11, any Secured Noteholder may petition any court of competent jurisdiction for the removal of the ACOLT Indenture Trustee and the appointment of a successor ACOLT Indenture Trustee.

(f) Notwithstanding the replacement of the ACOLT Indenture Trustee pursuant to this Section 6.8, ACOLT’s obligations under Section 6.7 and the Servicer’s corresponding obligations under the Servicing Agreement shall continue for the benefit of the retiring ACOLT Indenture Trustee.

SECTION 6.9 Merger or Consolidation of ACOLT Indenture Trustee.

(a) Any corporation into which the ACOLT Indenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the ACOLT Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the ACOLT Indenture Trustee, shall be the successor of the ACOLT Indenture Trustee under this ACOLT Indenture; provided, however, that such corporation shall be eligible under the provisions of Section 6.11, without the execution or filing of any instrument or any further act on the part of any of the parties to this ACOLT Indenture, anything in this ACOLT Indenture to the contrary notwithstanding.

(b) If at the time such successor or successors by merger or consolidation to the ACOLT Indenture Trustee shall succeed to the trusts created by this ACOLT Indenture, any of the Secured Notes shall have been authenticated but not delivered, any such successor to the ACOLT Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Secured Notes so authenticated; and in case at that time any of the Secured Notes shall not have been authenticated, any successor to the ACOLT Indenture Trustee may authenticate such Secured Notes either in the name of any predecessor hereunder or in the name of the successor to the ACOLT Indenture Trustee. In all such cases such certificate of authentication shall have the same full force as is provided anywhere in the Secured Notes or herein with respect to the certificate of authentication of the ACOLT Indenture Trustee.

SECTION 6.10 Appointment of Co-ACOLT Indenture Trustee or Separate ACOLT Indenture Trustee.

(a) Notwithstanding any other provisions of this ACOLT Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the ACOLT Trust Estate may at the time be located, the ACOLT Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, jointly with the ACOLT Indenture Trustee, or separate indenture trustees, of all or any part of the ACOLT Trust Estate and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Noteholders, such title to the ACOLT Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the ACOLT Indenture Trustee may consider necessary or desirable. No co-indenture trustee or separate indenture trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Secured Noteholders of the appointment of any co-indenture trustee or separate indenture trustee shall be required under Section 6.8.

(b) Every separate indenture trustee and co-indenture trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the ACOLT Indenture Trustee shall be conferred or imposed upon and exercised or performed by the ACOLT Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate indenture trustee or co-indenture trustee is not authorized to act separately without the ACOLT Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the ACOLT Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the ACOLT Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the ACOLT Indenture Trustee;

(ii) no co-indenture trustee or separate indenture trustee hereunder shall be personally liable by reason of any act or omission of any other co-indenture trustee or separate indenture trustee hereunder; and

(iii) the ACOLT Indenture Trustee may at any time accept the resignation of or remove any separate indenture trustee or co-indenture trustee.

(c) Any notice, request or other writing given to the ACOLT Indenture Trustee shall be deemed to have been given to each of the then separate indenture trustees and co-indenture trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this ACOLT Indenture and the conditions of this Article VI. Each separate indenture trustee and co-indenture trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the ACOLT Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this ACOLT Indenture, specifically including every provision of this ACOLT Indenture relating to the conduct of, affecting the liability of, or affording protection to, the ACOLT Indenture Trustee. Every such instrument shall be filed with the ACOLT Indenture Trustee.

(d) Any separate indenture trustee or co-indenture trustee may at any time appoint the ACOLT Indenture Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this ACOLT Indenture on its behalf and in its name. If any separate indenture trustee or co-indenture trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the ACOLT Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor co-indenture trustee or successor indenture trustee.

SECTION 6.11 Eligibility; Disqualification. The ACOLT Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The ACOLT Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (unless waived by S&P and Fitch, if rated by Fitch), it shall have a long-term unsecured debt rating that falls within an investment grade category by S&P and Fitch, if rated by Fitch. The ACOLT Indenture Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of ACOLT are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 6.12 Preferential Collection of Claims Against ACOLT. The ACOLT Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 6.13 Representations and Warranties of ACOLT Indenture Trustee. The ACOLT Indenture Trustee represents and warrants as of the Closing Date that:

(a) the ACOLT Indenture Trustee (i) is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and (ii) satisfies the eligibility requirements set forth in Section 6.11;

(b) the ACOLT Indenture Trustee has full power, authority and legal right to execute, deliver and perform this ACOLT Indenture and any other ACOLT Transaction Document to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance by it of this ACOLT Indenture and any other ACOLT Transaction Document to which it is a party;

(c) the execution, delivery and performance by the ACOLT Indenture Trustee of this ACOLT Indenture and any other ACOLT Transaction Document to which it is a party (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the ACOLT Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the ACOLT Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the ACOLT Indenture Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the ACOLT Trust Estate pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to have a materially adverse effect on the ACOLT Indenture Trustee’s performance or ability to perform its duties under this ACOLT Indenture and any other ACOLT Transaction Document to which it is a party or on the transactions contemplated hereunder and thereunder;

(d) the execution, delivery and performance by the ACOLT Indenture Trustee of this ACOLT Indenture and any other ACOLT Transaction Document to which it is a party shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the ACOLT Indenture Trustee; and

(e) this ACOLT Indenture and any other ACOLT Transaction Document to which it is a party have been duly executed and delivered by the ACOLT Indenture Trustee and constitutes the legal, valid and binding agreement of the ACOLT Indenture Trustee, enforceable in accordance with their terms.

SECTION 6.14 ACOLT Indenture Trustee May Enforce Claims Without Possession of Secured Notes. All rights of action and claims under this ACOLT Indenture or the Secured Notes may be prosecuted and enforced by the ACOLT Indenture Trustee without the possession of any of the Secured Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the ACOLT Indenture Trustee shall be brought in its own name as ACOLT Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the ACOLT Indenture Trustee, its agents and counsel, be for the ratable benefit of the Secured Noteholders in respect of which such judgment has been obtained.

SECTION 6.15 Suit for Enforcement. If an Event of Default shall occur and be continuing, the ACOLT Indenture Trustee, in its discretion may, subject to the provisions of Section 6.1, proceed to protect and enforce its rights and the rights of the Secured Noteholders under this ACOLT Indenture by a Proceeding whether for the specific performance of any covenant or agreement contained in this ACOLT Indenture or in aid of the execution of any power granted in this ACOLT Indenture or for the enforcement of any other legal, equitable or other remedy as the ACOLT Indenture Trustee, being advised by counsel, shall deem necessary to protect and enforce any of the rights of the ACOLT Indenture Trustee or the Secured Noteholders.

SECTION 6.16 Rights of Secured Noteholders to Direct ACOLT Indenture Trustee. The Holders of not less than a majority of the Outstanding Amount of the Secured Notes, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the ACOLT Indenture Trustee or exercising any trust or power conferred on the ACOLT Indenture Trustee; provided, however, that subject to Section 6.1, the ACOLT Indenture Trustee shall have the right to decline to follow any such direction if the ACOLT Indenture Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the ACOLT Indenture Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability; and provided, further, that nothing in this ACOLT Indenture shall impair the right of the ACOLT Indenture Trustee to take any action deemed proper by the ACOLT Indenture Trustee and which is not inconsistent with such direction by the Secured Noteholders.

ARTICLE VII.

SECURED NOTEHOLDERS’ LISTS AND REPORTS

SECTION 7.1 ACOLT to Furnish ACOLT Indenture Trustee Names and Addresses of Secured Noteholders. ACOLT shall furnish or cause to be furnished by the Servicer to the ACOLT Indenture Trustee (a) not more than five (5) days before each Distribution Date, a list, in such form as the ACOLT Indenture Trustee may reasonably require, of the names and addresses of the Holders of Secured Notes as of the close of business on the related Record Date, and (b) at such other times as the ACOLT Indenture Trustee may request in writing, within fourteen (14) days after receipt by ACOLT of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the ACOLT Indenture Trustee is the Secured Note Registrar, no such list shall be required to be furnished.

SECTION 7.2 Preservation of Information, Communications to Secured Noteholders.

(a) The ACOLT Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Secured Notes contained in the most recent list furnished to the ACOLT Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Secured Notes received by the ACOLT Indenture Trustee in its capacity as Secured Note Registrar. The ACOLT Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

(b) The Secured Noteholders may communicate pursuant to TIA § 312(b) with other Secured Noteholders with respect to their rights under this ACOLT Indenture or under the Secured Notes.

(c) ACOLT, the ACOLT Indenture Trustee and the Secured Note Registrar shall have the protection of TIA § 312(c).

SECTION 7.3 Reports by ACOLT.

(a) ACOLT shall:

(i) file with the ACOLT Indenture Trustee within fifteen (15) days after ACOLT is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which ACOLT may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or Item 1122 of Regulation AB;

(ii) file with the ACOLT Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by ACOLT with the conditions and covenants of this ACOLT Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the ACOLT Indenture Trustee (and the ACOLT Indenture Trustee shall transmit by mail to all Secured Noteholders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b) Unless ACOLT otherwise determines, the fiscal year of ACOLT shall end on December 31 of such year.

SECTION 7.4 Reports by ACOLT Indenture Trustee. If required by TIA § 313(a), within sixty (60) days after May 15 of each calendar year, beginning May 15, 2015, the ACOLT Indenture Trustee shall mail to each Secured Noteholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The ACOLT Indenture Trustee also shall comply with TIA § 313(b). A copy of any report delivered pursuant to this Section 7.4 shall, at the time of its mailing to Secured Noteholders, be filed by the ACOLT Indenture Trustee with the Commission and each stock exchange, if any, on which the Secured Notes are listed. ACOLT shall notify the ACOLT Indenture Trustee if and when the Secured Notes are listed on any stock exchange.

ARTICLE VIII.

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the ACOLT Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the ACOLT Indenture Trustee pursuant to this ACOLT Indenture and the Servicing Agreement. The ACOLT Indenture Trustee shall apply all such money received by it with respect to the ACOLT Trust Estate as provided in this

ACOLT Indenture, the Servicing Agreement and any other ACOLT Transaction Document to which it is a party. Except as otherwise expressly provided in this ACOLT Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the ACOLT Trust Estate, the ACOLT Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Event of Default under this ACOLT Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.2 ACOLT Designated Accounts; Allocations; Payments.

(a) On or prior to the Closing Date, ACOLT shall cause the Servicer to establish and maintain, in the name of the ACOLT Indenture Trustee, for the benefit of the Secured Noteholders, the ACOLT Designated Accounts in accordance with the Servicing Agreement.

(b) On or before each Distribution Date, (i) amounts shall be deposited in the ACOLT Collection Account as provided in Section 3.03(a) and (b) of the Servicing Agreement and (ii) the Aggregate Secured Note Interest Distributable Amount for such Distribution Date, the Secured Note Principal Distributable Amount for such Distribution Date and all other amounts payable on such Distribution Date pursuant to Section 3.03(c) of the Servicing Agreement, shall be transferred from the ACOLT Collection Account to the Secured Noteholders and the AART Collection Account, as applicable, as and to the extent provided in Section 3.03(c) of the Servicing Agreement.

SECTION 8.3 General Provisions Regarding ACOLT Designated Accounts.

(a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the ACOLT Designated Accounts shall be invested in Eligible Investments and reinvested by the ACOLT Indenture Trustee upon an ACOLT Order, subject to the provisions of the Servicing Agreement. ACOLT shall not direct the ACOLT Indenture Trustee to make any investment of any funds or to sell any investment held in any of the ACOLT Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the ACOLT Indenture Trustee to make any such investment or sale, if requested by the ACOLT Indenture Trustee, ACOLT shall deliver to the ACOLT Indenture Trustee an Opinion of Counsel acceptable to the ACOLT Indenture Trustee, to such effect.

(b) Subject to Section 6.1(d), the ACOLT Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the ACOLT Designated Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the ACOLT Indenture Trustee’s failure to make payments on such Eligible Investments issued by the ACOLT Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c) If (i) ACOLT shall have failed to give written investment directions for any funds on deposit in the ACOLT Designated Accounts to the ACOLT Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by ACOLT and the ACOLT Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Secured Notes but the Secured Notes shall not have been declared due and payable pursuant to Section 5.2, or (iii) if the Secured Notes shall have been declared due and payable following an Event of Default, but amounts collected or receivable from the ACOLT Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration, then the ACOLT Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the ACOLT Designated Accounts in “BofA Government Plus Reserved (4151) Capital Class.”

SECTION 8.4 Release of the ACOLT Trust Estate.

(a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the ACOLT Indenture Trustee may, and when required by the provisions of this ACOLT Indenture shall, execute instruments to release property from the Lien of this ACOLT Indenture, or convey the ACOLT Indenture Trustee’s interest in the same, in a manner and under circumstances that are consistent with the provisions of this ACOLT Indenture. No party relying upon an instrument executed by the ACOLT Indenture Trustee as provided in this Article VIII, shall be bound to ascertain the ACOLT Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) The ACOLT Indenture Trustee shall, at such time as there are no Secured Notes Outstanding and all sums due to the ACOLT Indenture Trustee pursuant to Section 6.7 and any AART Collection Account Shortfall Amounts pursuant to Section 3.03(c) of the Servicing Agreement have been paid, notify ACOLT thereof in writing and upon receipt of an ACOLT Request, release any remaining portion of the ACOLT Trust Estate that secured the Secured Notes from the Lien of this ACOLT Indenture and release to ACOLT or any other Person entitled thereto any funds then on deposit in the ACOLT Designated Accounts. The ACOLT Indenture Trustee shall release property from the Lien of this ACOLT Indenture pursuant to this Section 8.4(b) only upon receipt by it of an ACOLT Request, an Officer’s Certificate and an Opinion of Counsel and (if required by the TIA) Independent Certificate in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

SECTION 8.5 Opinion of Counsel. The ACOLT Indenture Trustee shall receive at least seven (7) days’ notice when requested by ACOLT to take any action pursuant to Section 8.4, accompanied by copies of any instruments involved, and the ACOLT Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the ACOLT Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action shall not materially and adversely impair the security for the Secured Notes or the rights of the Secured Noteholders in contravention of the provisions of this ACOLT Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the ACOLT Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the ACOLT Indenture Trustee pursuant to the provisions of this ACOLT Indenture in connection with any such action.

ARTICLE IX.

SUPPLEMENTAL INDENTURES

SECTION 9.1 Supplemental Indentures Without Consent of Secured Noteholders.

(a) Without the consent of the Holders of any Secured Notes but with prior notice to the Rating Agencies (if any Rated Notes are outstanding), ACOLT and the ACOLT Indenture Trustee, when authorized by an ACOLT Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the ACOLT Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the Lien of this ACOLT Indenture, or better to assure, convey and confirm unto the ACOLT Indenture Trustee any property subject or required to be subjected to the Lien of this ACOLT Indenture, or to subject additional property to the Lien of this ACOLT Indenture;

(ii) to evidence the succession, in compliance with Section 3.11 and the applicable provisions hereof, of another Person to ACOLT, and the assumption by any such successor of the covenants of ACOLT contained herein and in the Secured Notes;

(iii) to add to the covenants of ACOLT for the benefit of the Secured Noteholders or to surrender any right or power herein conferred upon ACOLT;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the ACOLT Indenture Trustee;

(v) to cure any ambiguity or to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or in any ACOLT Transaction Document;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor or additional indenture trustee with respect to the Secured Notes and the ACOLT Indenture and to add to or change any of the provisions of this ACOLT Indenture as shall be necessary to facilitate the administration of the trust hereunder by more than one indenture trustee, pursuant to the requirements of Article VI; or

(vii) to modify, eliminate or add to the provisions of this ACOLT Indenture to such extent as shall be necessary to effect the qualification of this ACOLT Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this ACOLT Indenture such other provisions as may be expressly required by the TIA, and the ACOLT Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) ACOLT and the ACOLT Indenture Trustee, when authorized by an ACOLT Order, may, also without the consent of any of the Secured Noteholders but with prior notice to the Rating Agencies (if any Rated Notes are outstanding), at any time and from time to time enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this ACOLT Indenture or modifying in any manner the rights of the Secured Noteholders under this ACOLT Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Secured Noteholder unless such Secured Noteholders’ consent is obtained.

SECTION 9.2 Supplemental Indentures with Consent of Secured Noteholders.

(a) ACOLT and the ACOLT Indenture Trustee, when authorized by an ACOLT Order, also may, with prior notice to the Rating Agencies (if any Rated Notes are outstanding) and with the written consent of the Holders of not less than a majority of the Outstanding Amount of Secured Notes, by Act of such Holders delivered to ACOLT and the ACOLT Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this ACOLT Indenture or modifying in any manner the rights of the Secured Noteholders under this ACOLT Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Secured Note affected thereby:

(i) change the due date of any instalment of principal of or interest on any Secured Note, or reduce the principal amount thereof, the interest rate applicable thereto, change any place of payment where, or the coin or currency in which, any Secured Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this ACOLT Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Secured Notes on or after the respective due dates thereof;

(ii) reduce the percentage of the Outstanding Amount of the Secured Notes, the consent of the Holders of which is required for any such supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this ACOLT Indenture or certain defaults hereunder and their consequences as provided for in this ACOLT Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv) reduce the percentage of the Outstanding Amount of the Secured Notes required to direct the ACOLT Indenture Trustee to sell or liquidate the ACOLT Trust Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the Outstanding Secured Notes;

(v) modify any provision of this Section 9.2 to decrease the required minimum percentage of the Outstanding Amount of the Secured Notes necessary to approve any amendments to any provisions of this ACOLT Indenture or any of the ACOLT Transaction Documents;

(vi) modify any of the provisions of this ACOLT Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Secured Notes on any Distribution Date (including the calculation of any of the individual components of such calculation), or modify or alter the provisions of this ACOLT Indenture regarding the voting of Secured Notes held by ACOLT, the Seller or any Affiliate of either of them; or

(vii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this ACOLT Indenture with respect to any part of the ACOLT Collateral or of the VAULT Security Agreement with respect to any part of the VAULT Pledged Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this ACOLT Indenture on any property at any time subject hereto or deprive the Holder of any Secured Note of the security afforded by the Lien of this ACOLT Indenture.

(b) The ACOLT Indenture Trustee may in its discretion determine whether or not any Secured Notes would be affected (such that the consent of each Secured Noteholder would be required) by any supplemental indenture proposed pursuant to this Section 9.2 and any such determination shall be conclusive and binding upon the Holders of all Secured Notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective. The ACOLT Indenture Trustee shall not be liable for any such determination made in good faith.

(c) It shall be sufficient if an Act of Secured Noteholders approves the substance, but not the form, of any proposed supplemental indenture.

(d) Promptly after the execution by ACOLT and the ACOLT Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the ACOLT Indenture Trustee shall mail to the Secured Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the ACOLT Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this ACOLT Indenture, the ACOLT Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Article IX. The ACOLT Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the ACOLT Indenture Trustee’s own rights, duties, liabilities or immunities under this ACOLT Indenture or otherwise.

SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this ACOLT Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Secured Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this ACOLT Indenture of the ACOLT Indenture Trustee, ACOLT and the Secured Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this ACOLT Indenture for any and all purposes.

SECTION 9.5 Conformity with Trust Indenture Act. Every amendment of this ACOLT Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this ACOLT Indenture shall be qualified under the TIA.

SECTION 9.6 Reference in Secured Notes to Supplemental Indentures. Secured Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the ACOLT Indenture Trustee shall, bear a notation in form approved by the ACOLT Indenture Trustee as to any matter provided for in such supplemental indenture. If ACOLT or the ACOLT Indenture Trustee shall so determine, new Secured Notes so modified as to conform, in the opinion of the ACOLT Indenture Trustee and ACOLT, to any such supplemental indenture may be prepared and executed by ACOLT and authenticated and delivered by the ACOLT Indenture Trustee in exchange for Outstanding Secured Notes of a like Secured Note Principal Balance.

ARTICLE X.

REDEMPTION OF SECURED NOTES

SECTION 10.1 Redemption. The Secured Notes are subject to redemption in whole, but not in part, upon the exercise by the Servicer of its option to purchase the Lease Assets pursuant to Section 7.01 of the Servicing Agreement. The date on which such redemption shall occur is the Optional Purchase Date identified by the Servicer in its notice of exercise of such purchase option (the “Redemption Date”). The purchase price for the Secured Notes shall be equal to the applicable Redemption Price. The Servicer shall furnish the ACOLT Indenture Trustee and the Secured Noteholders notice of such optional repurchase pursuant to Section 7.01 of the Servicing Agreement and of the redemption of the Secured Notes, which notice shall identify the place where the Secured Notes are to be surrendered for payment of the Redemption Price. The ACOLT Indenture Trustee (based on such notice) shall withdraw from the ACOLT Collection Account and pay to the Secured Noteholders on the Redemption Date, the aggregate Redemption Price of the Secured Notes.

SECTION 10.2 Secured Notes Payable on Redemption Date. The Secured Notes shall, following notice of redemption as required by Section 7.01 of the Servicing Agreement, on the Redemption Date cease to be Outstanding for purposes of this ACOLT Indenture and shall thereafter represent only the right to receive the applicable Redemption Price and (unless ACOLT shall default in the payment of such Redemption Price) no interest shall accrue on such Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating such Redemption Price.

ARTICLE XI.

MISCELLANEOUS

SECTION 11.1 Compliance Certificates and Opinions, Etc.

(a) Upon any application or request by ACOLT to the ACOLT Indenture Trustee to take any action under any provision of this ACOLT Indenture, ACOLT shall furnish to the ACOLT Indenture Trustee: (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this ACOLT Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this ACOLT Indenture, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this ACOLT Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) (i) Prior to the deposit with the ACOLT Indenture Trustee of any ACOLT Trust Estate or other property or securities that is to be made the basis for the release of any property or securities subject to the Lien of this ACOLT Indenture, ACOLT shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this ACOLT Indenture, furnish to the ACOLT Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within ninety (90) days of such deposit) to ACOLT of the ACOLT Trust Estate or other property or securities to be so deposited.

(ii) Whenever ACOLT is required to furnish to the ACOLT Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (b)(i) above, ACOLT shall also deliver to the ACOLT Indenture Trustee an Independent Certificate as to the same matters, if the fair value to ACOLT of the ACOLT Trust Estate and other property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of ACOLT, as set forth in the certificates delivered pursuant to clause (b)(i)

above and this clause (b)(ii), is 10% or more of the Outstanding Amount of the Secured Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to ACOLT as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Secured Notes.

(iii) Other than with respect to the release of any Administrative Lease Assets, Warranty Lease Assets, Liquidating Lease Asset or the sale or other disposition of any related Leased Vehicle in accordance with the Servicing Agreement, whenever any property or securities are to be released from the Lien of this ACOLT Indenture, ACOLT shall also furnish to the ACOLT Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person the proposed release will not impair the security under this ACOLT Indenture in contravention of the provisions hereof.

(iv) Whenever ACOLT is required to furnish to the ACOLT Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (b)(iii) above, ACOLT shall also furnish to the ACOLT Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than Administrative Lease Assets, Warranty Lease Assets, Liquidating Lease Asset or the sale of any other Leased Vehicle in accordance with the Servicing Agreement, or securities released from the Lien of this ACOLT Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (b)(iii) above and this clause (b)(iv), equals 10% or more of the Outstanding Amount of the Secured Notes, but such certificate need not be furnished with respect to any release of securities or other property proposed to be released if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Secured Notes.

(v) Notwithstanding Section 2.10 or any other provision of this Section 11.1, ACOLT may (A) collect, liquidate, sell or otherwise dispose of Lease Assets proceeds of both as and to the extent permitted or required by the Transaction Documents, (B) make cash payments out of any ACOLT Designated Accounts as and to the extent permitted or required by the Transaction Documents and (C) take any other action not inconsistent with the TIA.

SECTION 11.2 Form of Documents Delivered to ACOLT Indenture Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an Authorized Officer of ACOLT may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or ACOLT, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or ACOLT, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this ACOLT Indenture, they may, but need not, be consolidated and form one instrument.

(d) Whenever in this ACOLT Indenture, in connection with any application or certificate or report to the ACOLT Indenture Trustee, it is provided that ACOLT shall deliver any document as a condition of the granting of such application, or as evidence of ACOLT’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of ACOLT to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the ACOLT Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.3 Acts of Secured Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this ACOLT Indenture to be given or taken by Secured Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Secured Noteholders in person or by agents duly appointed in writing and shall be subject to Section 5.11; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the ACOLT Indenture Trustee, and, where it is hereby expressly required, to ACOLT. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Secured Noteholders, as applicable, signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this ACOLT Indenture and (subject to Section 6.1) conclusive in favor of the ACOLT Indenture Trustee and ACOLT, if made in the manner provided in this Section 11.3.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the ACOLT Indenture Trustee deems sufficient.

(c) The ownership of Secured Notes shall be proved by the Secured Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Secured Notes shall bind the Holder of every Secured Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the ACOLT Indenture Trustee or ACOLT in reliance thereon, whether or not notation of such action is made upon such Secured Note.

SECTION 11.4 Notices, Etc., to ACOLT Indenture Trustee, ACOLT and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Secured Noteholders or other documents provided or permitted by this ACOLT Indenture to be made upon, given or furnished to or filed with:

(a) the ACOLT Indenture Trustee by any Secured Noteholder or by ACOLT shall be made, given, furnished or filed in writing to or with the ACOLT Indenture Trustee at its Corporate Trust Office, or

(b) ACOLT by the ACOLT Indenture Trustee or by any Secured Noteholder shall be sufficient for every purpose hereunder if in writing and either sent by electronic facsimile transmission (with hard copy to follow via first class mail) or mailed, by certified mail, return receipt requested, or by overnight mail to ACOLT and the ACOLT Owner Trustee each at the address specified in Part III of Appendix A to the Administration Agreement.

ACOLT shall promptly transmit any notice received by it from the Secured Noteholders to the ACOLT Indenture Trustee and the ACOLT Indenture Trustee shall likewise promptly transmit any notice received by it from the Secured Noteholders to ACOLT.

(c) Notices required to be given to the Rating Agencies by ACOLT, the ACOLT Indenture Trustee or the ACOLT Owner Trustee shall be delivered as specified in Part III to Appendix A to the Administration Agreement.

SECTION 11.5 Notices to Secured Noteholders; Waiver.

(a) Where this ACOLT Indenture provides for notice to the Secured Noteholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Secured Noteholder affected by such event, at such Person’s address as it appears on the Secured Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If notice to Secured Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Secured Noteholder shall affect the sufficiency of such notice with respect to other Secured Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

(b) Where this ACOLT Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Secured Noteholders shall be filed with the ACOLT Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

(c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Secured Noteholders when such notice is required to be given pursuant to any provision of this ACOLT Indenture, then any manner of giving such notice as shall be satisfactory to the ACOLT Indenture Trustee shall be deemed to be a sufficient giving of such notice.

(d) Where this ACOLT Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

SECTION 11.6 Conflict with Trust Indenture Act.

(a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this ACOLT Indenture by any of the provisions of the TIA, such required provision shall control.

(b) The provisions of the TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this ACOLT Indenture) are a part of and govern this ACOLT Indenture, whether or not physically contained herein.

SECTION 11.7 Alternate Payment and Notice Provisions. Notwithstanding any provision of this ACOLT Indenture or any of the Secured Notes to the contrary, ACOLT may enter into any agreement with any Holder of a Secured Note providing for a method of payment, or notice by the ACOLT Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this ACOLT Indenture for such payments or notices. ACOLT shall furnish to the ACOLT Indenture Trustee a copy of each such agreement and the ACOLT Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements at the expense of ACOLT.

SECTION 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.9 Successors and Assigns.

(a) All covenants and agreements in this ACOLT Indenture and the Secured Notes by ACOLT shall bind its successors and assigns, whether so expressed or not.

(b) All covenants and agreements of the ACOLT Indenture Trustee in this ACOLT Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 11.10 Severability. In case any provision in this ACOLT Indenture or in the Secured Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11 Benefits of ACOLT Indenture. Nothing in this ACOLT Indenture or in the Secured Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and to the extent expressly provided herein, the Secured Noteholders and any other Person with an ownership interest in any part of the ACOLT Trust Estate, any benefit or any legal or equitable right, remedy or claim under this ACOLT Indenture.

SECTION 11.12 Legal Holidays. If the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Secured Notes or this ACOLT Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.13 GOVERNING LAW. THIS ACOLT INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS ACOLT INDENTURE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.14 Counterparts. This ACOLT Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.15 Recording of ACOLT Indenture. If this ACOLT Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by ACOLT and at its expense accompanied by an Opinion of Counsel (which may be counsel to the ACOLT Indenture Trustee or any other counsel reasonably acceptable to the ACOLT Indenture Trustee) to the effect that such recording is necessary either for the protection of the Secured Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the ACOLT Indenture Trustee under this ACOLT Indenture.

SECTION 11.16 No Recourse.

(a) Each Secured Noteholder agrees by acceptance of a Secured Note (or interest therein) that no recourse may be taken, directly or indirectly, with respect to the obligations of ACOLT, the ACOLT Owner Trustee or the ACOLT Indenture Trustee on the Secured Notes or under this ACOLT Indenture or any certificate or other writing delivered in connection herewith or therewith, against:

(i) the ACOLT Indenture Trustee or the ACOLT Owner Trustee in its individual capacity;

(ii) any owner of a beneficial interest in ACOLT;

(iii) any partner, owner, beneficiary, agent, officer, director or employee of the ACOLT Indenture Trustee or the ACOLT Owner Trustee in its individual capacity, any holder of a beneficial interest in ACOLT, the ACOLT Owner Trustee or the ACOLT Indenture Trustee or of any successor or assign of the ACOLT Indenture Trustee or the

ACOLT Owner Trustee in its individual capacity (or any of their successors or assigns), except as any such Person may have expressly agreed (it being understood that the ACOLT Indenture Trustee and the ACOLT Owner Trustee have no such obligation in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any instalment or call owing to such entity. For all purposes of this ACOLT Indenture, in the performance of any duties or obligations of ACOLT hereunder, the ACOLT Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles IV, V and VI of the Declaration of Trust; or

(iv) ACOLT or any portion of the assets of ACOLT other than with respect to the ACOLT Trust Estate.

(b) Except as expressly provided in the ACOLT Transaction Documents, neither the Seller, the Servicer, the ACOLT Indenture Trustee nor the ACOLT Owner Trustee in their respective individual capacities, any owner of a beneficial interest in ACOLT, nor any of their respective partners, owners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Secured Notes or this ACOLT Indenture.

SECTION 11.17 No Petition. Each of the ACOLT Indenture Trustee by entering this ACOLT Indenture and each Holder of a Secured Note, by its acceptance thereof, hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all Secured Notes, it shall not institute against, or join any other Person in instituting against, ACOLT any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any State of the United States. This Section 11.17 shall survive the termination of this ACOLT Indenture.

SECTION 11.18 Inspection. ACOLT agrees that, on reasonable prior notice, it shall permit any representative of the ACOLT Indenture Trustee, during ACOLT’s normal business hours, to examine all the books of account, records, reports and other papers of ACOLT, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss ACOLT’s affairs, finances and accounts with ACOLT’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The ACOLT Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the ACOLT Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

SECTION 11.19 Indemnification by and Reimbursement of the Servicer. The ACOLT Indenture Trustee acknowledges and agrees to reimburse (i) the Servicer and its directors, officers, employees and agents in accordance with the Servicing Agreement and (ii) the Seller and its directors, officers, employees and agents in accordance with the Servicing Agreement. The ACOLT Indenture Trustee further acknowledges and accepts the conditions and limitations with respect to the Servicer’s obligation to indemnify, defend and hold the ACOLT Indenture Trustee harmless as set forth in the Servicing Agreement for any Series.

SECTION 11.20 Series Liabilities. It is expressly understood and agreed by each Secured Noteholder, by its acceptance of its Secured Note, that Series 2014-SN2 is a separate series of ACOLT as provided in Section 3806(b)(2) of the Statutory Trust Act. As such, separate and distinct records shall be maintained for each Series Portfolio and the Lease Assets associated with Series 2014-SN2 shall be held and accounted for separately from the other assets of ACOLT or any other Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series of Secured Notes, shall be enforceable against the related Series Portfolio of ACOLT only, and not against the assets of ACOLT generally or any other Series Portfolio.

SECTION 11.21 Subordination. Each of ACOLT, the Issuing Entity and each Holder of a Secured Note, by accepting its Secured Note, acknowledges and agrees that such Secured Note represents indebtedness of ACOLT and does not represent an interest in any other assets of ACOLT allocated to any other Series Portfolio (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the ACOLT Trust Estate and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent ACOLT enters into other securitization transactions, including in connection with the issuance of other Series of Secured Notes, each of ACOLT, the Issuing Entity and each Secured Noteholder, by accepting its Secured Note, acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein) (other than the ACOLT Trust Estate) conveyed or purported to be conveyed or pledged by ACOLT to another Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a Lien) (“Other Assets”). To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, ACOLT, the Issuing Entity or any Secured Noteholder either (a) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through the ACOLT Indenture Trustee, the AART Indenture Trustee or any other Person, or (b) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the ACOLT Indenture Trustee, the AART Indenture Trustee or any other Person, then each of ACOLT, the Issuing Entity and each Secured Noteholder, by accepting its Secured Note, further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of ACOLT which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including insolvency laws, and whether asserted against the Secured Noteholder), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Issuing Entity and each Secured Noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.21 and the terms of this Section 11.21 may be enforced by an action for specific performance. The provisions of this Section 11.21 shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this ACOLT Indenture.

SECTION 11.22 Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the ACOLT Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the ACOLT Indenture Trustee. Accordingly, ACOLT agrees to provide, and agrees to cause the Servicer to provide, to the ACOLT Indenture Trustee upon its request from time to time such identifying information and documentation as may be reasonably available to such party without undue expense in order to enable the ACOLT Indenture Trustee to comply with applicable law.

IN WITNESS WHEREOF, ACOLT and the ACOLT Indenture Trustee have caused this ACOLT Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

ALLY CENTRAL ORIGINATING LEASE TRUST

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE,
not in its individual capacity but solely as
ACOLT Owner Trustee

By:
Name:
Title:

By:
Name:
Title:

CITIBANK, N.A.,
not in its individual capacity but solely as
ACOLT Indenture Trustee

By:
Name:
Title:

ACOLT Indenture (AART 2014-SN2)

Acknowledged and agreed, solely for

purposes of the Junior Security Interest

Paragraph and Section 11.21:

ALLY AUTO RECEIVABLES TRUST 2014-SN2

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE,
not in its individual capacity but solely as AART Owner Trustee

By:
Name:
Title:

By:
Name:
Title:

ACOLT Indenture (AART 2014-SN2)

Exhibit A to the

ACOLT 2014-SN2 Indenture

FORM OF ACOLT 2014-SN2 SECURED NOTE

Date of Issuance:	October 22, 2014
Initial Secured Note Principal Balance:	$1,253,396,075.11
Secured Note Rate:	1.83% per annum
Aggregate Initial ABS Value of All Lease Assets:	$1,353,998,136.66

THIS SECURED NOTE NEITHER HAS BEEN NOR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. CONSEQUENTLY, THIS SECURED NOTE IS NOT TRANSFERABLE OTHER THAN PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SATISFACTION OF CERTAIN OTHER PROVISIONS SPECIFIED HEREIN. THIS SECURED NOTE OR AN INTEREST IN THIS SECURED NOTE IS BEING SOLD IN A PRIVATE PLACEMENT PURSUANT TO SECTION 4(2) OF THE SECURITIES ACT ON THE DATE OF HEREOF. THEREAFTER, NO FURTHER SALE, PLEDGE OR OTHER TRANSFER OF THIS SECURED NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER SUCH SALE, PLEDGE OR OTHER TRANSFER IS (I) TO AN INSTITUTIONAL INVESTOR THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”), THAT DELIVERS TO THE SERVICER AND THE ACOLT INDENTURE TRUSTEE A CERTIFICATION IN THE FORM SET FORTH IN EXHIBIT B TO THE ACOLT INDENTURE OR OTHERWISE IN FORM AND SUBSTANCE SATISFACTORY TO THE ACOLT INDENTURE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT (A) IT IS ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) THAT, IF SO REQUESTED BY THE SERVICER OR THE ACOLT INDENTURE TRUSTEE, EXECUTES A CERTIFICATE IN THE FORM OF EXHIBIT B TO THE ACOLT INDENTURE AND (B) IT IS AWARE THAT THE TRANSFEROR OF THIS SECURED NOTE INTENDS TO RELY ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 501 UNDER THE SECURITIES ACT, (II) SO LONG AS THIS SECURED NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT DELIVERS TO THE SERVICER AND THE ACOLT INDENTURE TRUSTEE A CERTIFICATION IN THE FORM SET FORTH IN EXHIBIT B TO THE ACOLT INDENTURE OR OTHERWISE IN FORM AND SUBSTANCE SATISFACTORY TO THE ACOLT INDENTURE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT (A) IT IS ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE

Ex. A-1

ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) THAT, IF SO REQUESTED BY THE SERVICER OR THE ACOLT INDENTURE TRUSTEE, EXECUTES A CERTIFICATE IN THE FORM OF EXHIBIT B TO THE ACOLT INDENTURE AND (B) IT IS AWARE THAT THE TRANSFEROR OF THIS SECURED NOTE INTENDS TO RELY ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A, OR (III) IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE ACOLT INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE ACOLT INDENTURE TRUSTEE AND THE SERVICER IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE ACOLT INDENTURE TRUSTEE AND THE SERVICER, AND (B) THE ACOLT INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE ACOLT INDENTURE TRUSTEE) SATISFACTORY TO THE SERVICER AND THE ACOLT INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NEITHER THE SERVICER NOR THE ACOLT INDENTURE TRUSTEE SHALL REGISTER THIS SECURED NOTE UNDER THE SECURITIES ACT, QUALIFY THIS SECURED NOTE UNDER THE SECURITIES LAWS OF ANY STATE OR PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER OR HOLDER HEREOF

Ally Central Originating Lease Trust, a Delaware statutory trust (“ACOLT”), for value received, hereby promises to pay on each Distribution Date to Citibank, N.A., not in its individual capacity but solely as AART Indenture Trustee, as pledgee of AART, the sum of (x) the Secured Note Interest Distributable Amount due on such Secured Note on such Distribution Date plus (y) the holder of this Secured Note’s portion of the aggregate amount payable on such Distribution Date in respect of principal on the Secured Notes pursuant to Sections 2.5(b) and 3.1 of the ACOLT Indenture (as defined below) pro rata based on the Secured Note Principal Balance of each such Secured Note. The principal of this Secured Note shall be due and payable in full on the Final Scheduled Distribution Date, unless an optional redemption of the Secured Notes has occurred pursuant to Section 10.1 of the ACOLT Indenture in which case such unpaid principal shall be due on the Redemption Date.

Pursuant to the ACOLT 2014-SN2 Indenture, dated as of October 22, 2014 (as amended, modified or otherwise supplemented from time to time, the “ACOLT Indenture”), between ACOLT and Citibank, N.A., a national banking association, as ACOLT indenture trustee (in its capacity as ACOLT indenture trustee and not its individual capacity, the “ACOLT Indenture Trustee”), ACOLT grants (x) to the ACOLT Indenture Trustee on behalf of the Secured Noteholders a security interest in the ACOLT Collateral (other than the Direct ACOLT Pledge) to the extent set forth therein, and (y) to each Secured Noteholder, to the extent that, notwithstanding the terms of the VAULT Trust Agreement and the Statutory Trust Act, ACOLT is deemed to hold a direct ownership interest in the legal title to any Leased Vehicle related to the Lease Assets (and not merely a beneficial interest in VAULT representing an interest in the legal title to such Leased Vehicle), a security interest in all of ACOLT’s rights in such Leased

Ex. A-2

Vehicle. In addition, pursuant to the VAULT Pledge and Security Agreement, dated as of October 22, 2014, by Vehicle Asset Universal Leasing Trust (“VAULT”) and acknowledged and agreed by ACOLT, Ally Bank, Ally Auto Assets LLC, and Ally Auto Receivables Trust 2014-SN2, VAULT pledges to each Secured Noteholder a security interest in all of VAULT’s legal title to the Leased Vehicles related to the Lease Assets to the extent set forth therein.

The sole source for payment of this Secured Note and all other Secured Notes is limited to the ACOLT Trust Estate and such other funds as ACOLT may from time to time pledge to secure the payment of the Secured Notes; it being understood that any other assets of ACOLT included in any other Series Portfolio or the Residual Interest shall not be available to make payments on the Secured Notes.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the ACOLT Indenture.

This Secured Note is a valid and binding obligation of ACOLT.

ALLY CENTRAL ORIGINATING LEASE TRUST

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as ACOLT Owner Trustee

By:
Name:
Title:

Ex. A-3

ACOLT INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Secured Notes designated above and referred to in the within-mentioned ACOLT Indenture.

CITIBANK, N.A., not in its individual capacity but solely as ACOLT Indenture Trustee

By:
Name:
Title:

Ex. A-4

Payment hereunder shall be made to the Holder of this Secured Note in accordance with the ACOLT Indenture and the Servicing Agreement.

By acquiring a Secured Note or any interest therein, each purchaser and transferee will be deemed to represent and warrant that either (A) it is not acquiring the Secured Note with the assets of (i) an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to the provisions of Title I of ERISA, (ii) any “plan” subject to Section 4975 of the Code, (iii) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or plan in such entity or (iv) any other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (B) the acquisition and holding of the Secured Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

Pursuant to Section 11.17 of the ACOLT Indenture, the ACOLT Indenture Trustee, by entering into the ACOLT Indenture, each Secured Noteholder, by accepting a Secured Note (or interest therein), covenant and agree that they shall not, prior to the date which is one year and one day after the payment in full of all Secured Notes issued by ACOLT, acquiesce, petition or otherwise invoke or cause ACOLT to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against ACOLT under any federal or State bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of ACOLT or any substantial part of its property, or ordering the winding up or liquidation of the affairs of ACOLT, and that such obligations shall not constitute a claim against ACOLT in the event that ACOLT’s assets are insufficient to pay in full such obligations, in each case for one year after all Secured Notes are paid in full.

The obligations of ACOLT under this Secured Note shall be non-recourse to ACOLT and any other asset of ACOLT or any ACOLT Certificateholder except to the extent described herein.

This Secured Note shall be effective when executed, authenticated and delivered in accordance with the ACOLT Indenture.

THIS SECURED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREOF UNDER THIS SECURED NOTE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

It is expressly understood and agreed by the Holder of this Secured Note that (a) the ACOLT Indenture and this Secured Note are executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as ACOLT Owner Trustee, (b) each of the representations, undertakings and agreements herein and therein made on the part of ACOLT is made and intended not as a personal representation, undertaking or agreement by

Ex. A-5

Deutsche Bank Trust Company Delaware but is made and intended for the purpose of binding only ACOLT, and (c) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of ACOLT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by ACOLT under the ACOLT Indenture and this Secured Note.

Ex. A-6

Exhibit B to the

ACOLT 2014-SN2 Indenture

FORM OF TRANSFER CERTIFICATE

Ally Financial Inc.,

as Servicer

200 Renaissance Center

Detroit, Michigan 48265

Attn: Director - Securitization and Cash Management

Citibank, N.A.,

as ACOLT Indenture Trustee for

Ally Central Originating Lease Trust

388 Greenwich Street, 14th Floor

New York, New York 10013

Attn:	Agency & Trust — ACOLT 2014-SN2

Ladies and Gentlemen:

In connection with the purchase of a Secured Note issued pursuant to the ACOLT Indenture, dated as of October 22, 2014 (the “Secured Note”) of the Ally Central Originating Lease Trust, the undersigned buyer (“Buyer”) hereby acknowledges, represents and agrees that:

The Buyer understands that the Secured Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction, and may not be sold other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified in the ACOLT Indenture, as set forth in the following sentence. The Buyer agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that such Secured Note may be resold, pledged or transferred only (i) to an institutional investor that is an “Accredited Investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an “Institutional Accredited Investor”) that delivers to the Servicer and the ACOLT Indenture Trustee a certification in the form hereof and that is acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that, if so requested by the Servicer or the ACOLT Indenture Trustee, executes a certificate in the form hereof, (ii) so long as such Secured Note is eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a “qualified institutional buyer” as defined in Rule 144A (a “Qualified Institutional Buyer”) that delivers to the Servicer and the ACOLT Indenture Trustee a certification in the form hereof and that is acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Qualified Institutional Buyers) that, if so requested by the Servicer or the ACOLT Indenture Trustee, executes a certificate in the form hereof or (iii) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case (A) the ACOLT Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to

Ex. B-1

the ACOLT Indenture Trustee and the Servicer in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the ACOLT Indenture Trustee and the Servicer, and (B) the ACOLT Indenture Trustee shall require a written opinion of counsel (which shall not be at the expense of the ACOLT Indenture Trustee) satisfactory to the Servicer and the ACOLT Indenture Trustee to the effect that such transfer will not violate the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States. The Buyer understands that neither the Servicer nor the ACOLT Indenture Trustee shall register this Secured Note under the Securities Act, qualify this Secured Note under the securities laws of any State or provide registration rights to any purchase or holder hereof. The Buyer will notify any purchaser of the Secured Note from it of the above resale restrictions, if then applicable. The Buyer further understands that in connection with any transfer of the Secured Note by it that the Servicer and the ACOLT Indenture Trustee may request, and if so requested the Buyer will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

CHECK ONE

(1)	The Buyer is an institutional investor and an “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the Buyer is a bank acting in its fiduciary capacity). The Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Secured Note, and the Buyer and any accounts for which it is acting are able to bear the economic risk of investment in the Secured Note for an indefinite period of time. The Buyer is acquiring the Secured Note for investment and not with a view to, or for offer and sale in connection with, a public distribution.

(2)	The Buyer is a “qualified institutional buyer” as defined under Rule 144A and is acquiring the Secured Note for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”). The Buyer is are familiar with Rule 144A and is aware that the transferor of the Secured Note and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the Securities Act provided by Rule 144A.

Ex. B-2

(a) You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Print Name of Buyer

By:

Name:

Title:

Date:

Ex. B-3

Exhibit C to the

ACOLT 2014-SN2 Indenture

FORM OF CERTIFICATION

Re: the                                          dated as of             , 20     (the “Agreement”), among                                         .

Citibank, N.A., not in its individual capacity but solely as ACOLT Indenture Trustee (the “ACOLT Indenture Trustee”), certifies to Ally Central Originating Lease Trust (“ACOLT”) and Ally Auto Assets LLC (the “Depositor”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) It has reviewed the report on assessment of the ACOLT Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the ACOLT Indenture Trustee to ACOLT, the Depositor, the ACOLT Owner Trustee, the AART Owner Trustee and the Servicer pursuant to the Agreement (collectively, the “ACOLT Indenture Trustee Information”);

(2) To the best of its knowledge, the ACOLT Indenture Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the ACOLT Indenture Trustee Information; and

(3) To the best of its knowledge, all of the ACOLT Indenture Trustee Information required to be provided by the ACOLT Indenture Trustee under the Agreement has been provided by the ACOLT Indenture Trustee to ACOLT, the Depositor, the ACOLT Owner Trustee, the AART Owner Trustee and the Servicer.

Dated:

By: CITIBANK, N.A., not in its individual capacity but solely as ACOLT Indenture Trustee

Name:
Title:

Ex. C

Exhibit D to the

ACOLT 2014-SN2 Indenture

SECURED NOTE REGISTER

Issued pursuant to the ACOLT 2014-SN2 Indenture, dated as of October 22, 2014 (“ACOLT Indenture”) between Ally Central Originating Lease Trust, a Delaware statutory trust and Citibank, N.A., a national banking association, as ACOLT Indenture Trustee.

This is the Secured Notes Register referred to in Section 2.3(a) of the ACOLT Indenture.

Holder of the Secured Notes		Date of Acquisition

CITIBANK, N.A.		October 22, 2014

Initial holder of a security interest in the Secured Notes		Date of Attachment

Ally Bank		October 22, 2014

Transfer/Pledge of a security interest in the Secured Notes
Transferor/Pledgor	Transferee/Pledgee	Date of Transfer/ Pledge

Ally Bank (Transferor)	Ally Auto Assets LLC (Transferee)	October 22, 2014

Ally Auto Assets LLC (Transferor)	Ally Auto Receivables Trust 2014-SN2 (Transferee)	October 22, 2014

Ally Auto Receivables Trust 2014-SN2 (Pledgor)	Citibank, N.A. (as Pledgee)	October 22, 2014

Ex. D

EXHIBIT E

SERVICING CRITERIA TO BE ADDRESSED IN

ACOLT INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the ACOLT Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria:”

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

Cash Collection and Administration

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.(1)	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act. (1)	X

Investor Remittances and Reporting

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements. (2)	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Administrator’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

(1)	Solely to extent such accounts relate to accounts maintained at the ACOLT Indenture Trustee.
(2)	Solely with respect to remittances in accordance with the Servicer’s Accounting as set forth in the Transaction Documents.

Ex. E